Exhibit 10.1

_______________________________________________________________

LOAN AGREEMENT

Dated as of May 22, 2014

between

IREIT LYNCHBURG LAKESIDE, L.L.C.,

as Borrower

and

CAPITAL ONE, NATIONAL ASSOCIATION

as Lender

_________________________________________________________________

			Page(s)
1.	DEFINITIONS; PRINCIPLES OF CONSTRUCTION		1
	1.1	Specific Definitions	1
	1.2	Principles of Construction	11
2.	GENERAL LOAN TERMS		11
	2.1	The Loan	11
	2.2	Interest; Monthly Payments	12
	2.3	Loan Repayment	13
	2.4	Intentionally Not Used	13
	2.5	Payments and Computations	14
	2.6	Swap Agreements	14
	2.7	Intentionally Not Used	15
	2.8	Intentionally Not Used	15
	2.9	Increased Costs	16
3.	RESERVES		17
	3.1	IntentionallyNot Used	17
	3.2	Intentionally Not Used	17
	3.3	Intentionally Not Used	17
	3.4	Intentionally Not Used	17
	3.5	Intentionally Not Used	17
	3.6	Casualty/Condemnation account	17
	3.7	Security Deposits	17
	3.8	Intentionally Not Used	17
	3.9	Intentionally Not Used	17
	3.10	Grant of Security Interest; Application of Funds	17
4.	REPRESENTATIONS AND WARRANTIES		18
	4.1	Organization; Special Purpose	18
	4.2	Proceedings; Enforceability	19
	4.3	No Conflicts	19
	4.4	Litigation	19
	4.5	Agreements	19
	4.6	Title	20
	4.7	No Bankruptcy Filing	21
	4.8	Full and Accurate Disclosure	21
	4.9	Tax Filings	21
	4.10	No Plan Assets	22
i

(continued)

			Page(s)
	4.11	Compliance	22
	4.12	Contracts	22
	4.13	Federal Reserve Regulations; Investment Company Act	23
	4.14	Easements; Utilities and Public Access	23
	4.15	Physical Condition	23
	4.16	Leases	24
	4.17	Fraudulent Transfer	24
	4.18	Ownership of Borrower	24
	4.19	Purchase Options	25
	4.20	Management Agreement	25
	4.21	Hazardous Substances	25
	4.22	Name; Principal Place of Business	25
	4.23	Other Debt	26
5.	COVENANTS		26
	5.1	Existence	26
	5.2	Taxes and Other Charges	26
	5.3	Access to Property	27
	5.4	Repairs; Maintenance and Compliance; Alterations	27
	5.5	Performance of Other Agreements	28
	5.6	Cooperate in Legal Proceedings	28
	5.7	Further Assurances	28
	5.8	Environmental Matters	28
	5.9	Title to the Property	31
	5.10	Leases	31
	5.11	Estoppel Statement	32
	5.12	Property Management	33
	5.13	Special Purpose Entity	33
	5.14	Change in Business or Operation of Property	34
	5.15	Debt Cancellation	34
	5.16	Affiliate Transactions	34
	5.17	Zoning	34
	5.18	No Joint Assessment	34
	5.19	Principal Place of Business	34
	5.20	Change of Name, Identity or Structure	34
	5.21	Indebtedness	35
	5.22	Licenses	35
	5.23	Compliance with Restrictive Covenants, Etc	35
ii

(continued)

			Page(s)
	5.24	ERISA	35
	5.25	Permitted Transfers	35
	5.26	Liens	47
	5.27	Dissolution	47
	5.28	Expenses	47
	5.29	Indemnity	48
	5.30	Patriot Act Compliance	49
	5.31	Intentionally Not Used	49
	5.32	Intentionally Not Used	49
	5.33	Financial Covenants	49
6.	NOTICES AND REPORTING		50
	6.1	Notices	50
	6.2	Borrower Notices and Deliveries	51
	6.3	Financial Reporting	51
7.	INSURANCE; CASUALTY; AND CONDEMNATION		53
	7.1	Insurance	53
	7.2	Casualty	56
	7.3	Condemnation	57
	7.4	Application of Proceeds of Award	58
8.	DEFAULTS		59
	8.1	Events of Default	59
	8.2	Remedies	61
9.	SALE OF NOTE; SECONDARY MARKET TRANSACTIONS		63
	9.1	Sale of Note	63
	9.2	Secondary Market Transactions	63
10.	MISCELLANEOUS		64
	10.1	Exculpation	64
	10.2	Brokers and Financial Advisors	66
	10.3	Survival	66
	10.4	Lender’s Discretion	66
	10.5	Governing Law	67
	10.6	Modification, Waiver in Writing	68
	10.7	Trial by Jury	68
	10.8	Headings/Exhibits	68
	10.9	Severability	68
	10.10	Preferences	69
	10.11	Waiver of Notice	69
iii

(continued)

		Page(s)
10.12	Remedies of Borrower	69
10.13	Prior Agreements	69
10.14	Offsets, Counterclaims and Defenses	69
10.15	Publicity	70
10.16	No Usury	70
10.17	Conflict; Construction of Documents	70
10.18	No Third Party Beneficiaries	70
10.19	Intentionally Not Used	70
10.20	Assignment	71
10.21	Set-Off	71
10.22	Counterparts	71

iv

Schedule 1	-	Intentionally Not Used
Schedule 2	-	Exceptions to Representations and Warranties
Schedule 3	-	Rent Rolls
Schedule 4	-	Organization of Borrower
Schedule 4.6	-	Condemnation
Schedule 4.16	-	Account Receivable Report
Schedule 5	-	Definition of Special Purpose Entity

Exhibit A	-	Additional Advance Conditions
Exhibit B	-	Form of Compliance Certificate

v

LOAN AGREEMENT

LOAN AGREEMENT dated as of May 22, 2014 (as the same may be modified, supplemented, amended or otherwise changed, this “Agreement”) between IREIT Lynchburg Lakeside, L.L.C., a Delaware limited liability company (together with its permitted successors and assigns, “Borrower”), and CAPITAL ONE, NATIONAL ASSOCIATION (together with its successors and assigns, “Lender”).

1.	DEFINITIONS; PRINCIPLES OF CONSTRUCTION

1.1            Specific Definitions. The following terms have the meanings set forth below:

Additional Advance: the meaning set forth in Section 2.1(b).

Affiliate: as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

Applicable Taxes: the meaning set forth in Section 2.2.3.

Appraisal: an appraisal of the Property, contracted by Lender and paid for by Borrower except as otherwise stated to the contrary in this Agreement, prepared by an independent third-party appraiser certified in the State in which the Property is located, which appraisal must comply in all respects with the standards for real estate appraisal established pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, and otherwise in form and substance satisfactory to Lender.

Approved Lease: a Lease entered into in accordance with the terms of this Agreement which has been approved by Lender or which does not require the approval of Lender pursuant to the terms hereof.

Award: the meaning set forth in Section 7.3.2.

Bankruptcy Proceeding: the meaning set forth in Section 4.7.

Borrower’s Recourse Liabilities: the meaning set forth in Section 10.1.

Business Day: any day other than a Saturday, Sunday or any day on which commercial banks in New Orleans, Louisiana, are authorized or required to close by law or executive order.

Capital Expenses: expenses that are capital in nature or required under GAAP to be capitalized.

Cash Management Accounts: the meaning set forth in Section 3.10.

Casualty: the meaning set forth in Section 7.2.1.

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Casualty/Condemnation Prepayment: the meaning set forth in Section 2.3.2.

Casualty/Condemnation Account: the meaning set forth in Section 3.6.

Change in Law: the occurrence, after the date of this Agreement, of any of the following with respect to Lender and all financial institutions similarly classified as Lender: (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by Lender with any requirement or directive (having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided, however, that notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules, requirements and directives thereunder or issued in connection therewith or in implementation thereof, shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

Code: the Internal Revenue Code of 1986, as amended and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

Compliance Certificate: a certificate executed by Borrower in the form of Exhibit B attached hereto.

Condemnation: the meaning set forth in Section 7.3.1.

Debt: the unpaid Principal, all interest accrued and unpaid thereon, and all due and unpaid fees and other sums due to Lender with respect to the Loan or under any Loan Document, and any and all obligations of Borrower and/or its Affiliates pursuant to any Swap Agreement.

Debt Service: with respect to any particular period, the outstanding amount due under the Note amortized over a period of 25 years, calculated at the greater of the then-current 10-year Treasury rate plus 2.0% or an interest rate of six percent (6%).

Debt Service Coverage Ratio: as of any date, the ratio calculated by Lender of (i) the Net Operating Income for the testing period to (ii) the Debt Service with respect to such period.

Debt Yield: as of any date of an Additional Advance, the ratio calculated by Lender of (i) Net Operating Income For Earnout to the then current Principal outstanding under the Loan, plus the amount of the Additional Advance requested by Borrower pursuant to, and subject to the limitations of, Section 2.1(b).

Default: the occurrence of any event under any Loan Document which, with the giving of notice or passage of time, or both, would be an Event of Default.

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Default Rate: a rate per annum equal to the lesser of (i) the maximum rate permitted by applicable law, or (ii) five percent (5%) above the Interest Rate.

Easements: the meaning set forth in Section 4.14.

Eligible Account: a separate and identifiable account from all other funds held by the holding institution that is either (i) an account or accounts maintained with Capital One Bank, National Association or such other federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal depository institution or state chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations §9.10(b), having in either case corporate trust powers, acting in its fiduciary capacity, and a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal and state authorities. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

Eligible Institution: a depository institution, approved by Lender, insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least A1 by S&P, P1 by Moody’s and F1 by Fitch in the case of accounts in which funds are held for thirty (30) days or less or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least A- by Fitch and S&P and A3 by Moody’s.

Environmental Laws: the meaning set forth in Section 4.21.

Equipment: the meaning set forth in the Mortgage.

ERISA: the Employment Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

ERISA Affiliate: all members of a controlled group of corporations and all trades and business (whether or not incorporated) under common control and all other entities which, together with Borrower, are treated as a single employer under any or all of Section 414(b), (c), (m) or (o) of the Code.

Event of Default: the meaning set forth in Section 8.1.

GAAP: generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

3

Government Lists: means (i) the Specially Designated Nationals and Blocked Persons Lists maintained by Office of Foreign Assets Control (“OFAC”), (ii) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC that Lender notified Borrower in writing is now included in “Governmental Lists”, or (iii) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other government authority or pursuant to any Executive Order of the President of the United States of America that Lender notified Borrower in writing is now included in “Governmental Lists”.

Governmental Authority: any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) now or hereafter in existence.

Gross Income: for the applicable period based on the then-current rent roll, all annual rentals, revenues, income and other recurring forms of consideration, received by, or paid to or for the account of or for the benefit of, Borrower resulting from or attributable to tenants in occupancy and paying rent or tenants under an executed Lease (including any expense reimbursements, utilities, storage rental, and other miscellaneous income from the Property), but excluding any revenue under Leases for which a tenant has given a notice of cancellation or for which a tenant is subject to a bankruptcy proceeding, and excluding pre-paid rents and security deposits, determined on a cash basis, and using for all calculations hereunder an applied vacancy factor equal to the greater of actual vacancy or an assumed vacancy of ten percent (10%).

Gross Income For Earnout: for the applicable period based on the then-current rent roll, all annual rentals, revenues, income and other recurring forms of consideration, received by, or paid to or for the account of or for the benefit of, Borrower resulting from or attributable to tenants in occupancy and paying rent (including any expense reimbursements, utilities, storage rental, and other miscellaneous income from the Property), but excluding any revenue under Leases with less than 90 days remaining in the term for which the tenant has provided a notice of intent to vacate the premises or not to renew the Lease in question.

Guarantor: Inland Real Estate Income Trust, Inc., a Maryland corporation.

Hazardous Substances: the meaning set forth in Section 4.21.

Holdback Amount: the meaning set forth in Section 2.1(b).

Improvements: the meaning set forth in the Mortgage.

Indemnified Liabilities: the meaning set forth in Section 5.29.

Indemnified Party: the meaning set forth in Section 5.29.

Initial Advance: the meaning set forth in Section 2.1(a).

Insurance Premiums: the meaning set forth in Section 7.1.2.

4

Insured Casualty: the meaning set forth in Section 7.2.2.

Interest Period: (i) the period beginning on (and including) the date hereof and ending on (but excluding) June 1, 2014 and (ii) each period thereafter from the 1st day of each calendar month through the last day of such calendar month; except that the Interest Period, if any, that would otherwise commence before and end after the Maturity Date shall end on the Maturity Date. Notwithstanding the foregoing, if the Maturity Date is a day that is not a Business Day, then the final Interest Period will end on the next succeeding Business Day following the Maturity Date.

Interest Rate: for any Interest Period, 1.95% plus LIBOR for such Interest Period (or, when applicable pursuant to this Agreement or any other Loan Document, the Default Rate).

Late Payment Charge: the meaning set forth in Section 2.5.3.

Leases: all leases and other agreements or arrangements heretofore or hereafter entered into by Borrowers, including, without limitation, a Major Lease, affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or in, the Property or the Improvements, including any guarantees, extensions, renewals, modifications or amendments thereof and all additional remainders, reversions and other rights and estates appurtenant thereunder.

Legal Requirements: statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Borrower, any Loan Document or all or part of the Property or the construction, ownership, use, alteration or operation thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instrument, either of record or known to Borrower, at any time in force affecting all or part of the Property.

Lender’s Consultant: the meaning set forth in Section 5.8.1.

LIBOR: with respect to each Interest Period, the rate as of the Reset Date for deposits in U.S. dollars with one (1) month maturities which appears on Reuters Screen LIBOR01 Page as of 11:00 am, London time, on the day that is two (2) London Banking Days preceding such Reset Date. If such rate does not appear on Reuters Screen LIBOR01 Page, the rate for the Reset Date will be determined as if the parties had specified “USD-LIBOR-Reference Banks”.

Licenses: the meaning set forth in Section 4.11.

5

Lien: any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing, on or affecting all or any part of the Property or any interest therein, or any direct or indirect interest in Borrower, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

Loan: the meaning set forth in Section 2.1.

Loan Documents: this Agreement and all other documents, agreements and instruments now or hereafter evidencing, securing or delivered to Lender in connection with the Loan, including the following, each of which is dated as of the date hereof: (i) the Promissory Note made by Borrower to Lender in the aggregate principal amount equal to the Loan (the “Note”), (ii) the Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by Borrower in favor of Lender which cover the Property (the “Mortgage”), (iii) Assignment of Leases and Rents, (iv) Assignment of Agreements, Licenses, Permits and Contracts from Borrower to Lender, (v) Environmental Indemnity, made by Guarantor and Borrower, and (vi) the Limited Guaranty made by Guarantor (“Guaranty”), as each of the foregoing may be (and each of the foregoing defined terms shall refer to such documents as they may be) amended, restated, replaced, severed, split, supplemented or otherwise modified from time to time (including pursuant to Section 9), but specifically excluding any Swap Agreement.

Loan-To-Value Ratio: as of the date of determination, the ratio, expressed as a percentage, of (a) the initial or committed amount of the Loan (as determined pursuant to Section 5.33) to (b) the “as is” or “as stabilized” appraised value of the Property (as determined pursuant to Section 5.33), as set forth in a current Appraisal of the Property commissioned by the Lender at Borrower’s cost.

London Banking Day: any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England.

Major Lease: any Lease which encumbers 5,000 or more rentable square feet of the Improvements.

Management Agreement: the real estate management agreements between Borrower and Manager, pursuant to which Manager is to manage the Property, as same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with Section 5.12.

Manager: Inland National Real Estate Services, Inc., a Delaware corporation, or any successor, assignee or replacement manager appointed by Borrower in accordance with Section 5.12.

6

Material Alteration: any alteration affecting structural elements of the Property the cost of which exceeds $250,000; provided, however, that in no event shall (i) any tenant improvement work performed pursuant to any Lease existing on the date hereof or entered into hereafter in accordance with the provisions of this Agreement, or (ii) alterations performed as part of a Restoration, constitute a Material Alteration.

Maturity Date: May 22, 2019, or such earlier date on which the final payment of Principal of the Note becomes due and payable as therein provided, whether by declaration of acceleration or otherwise.

Mortgage: the meaning set forth in the definition of Loan Documents.

Net Operating Income: the amount, if any, by which the Gross Income during the applicable period exceeds the Operating Expenses during such measured period.

Net Operating Income For Earnout: the amount, if any, by which Gross Income For Earnout for the applicable period exceeds Operating Expenses For Earnout during such measured period.

Net Worth: as of a given date, (x) the total assets of any Person as of such date less (y) such Person’s total liabilities as of such date, determined in accordance with generally accepted accounting principles, consistently applied.

Note: the meaning set forth in the definition of Loan Documents.

Notice: the meaning set forth in Section 6.1.

O&M Program: the meaning set forth in Section 5.8.3.

OFAC: the meaning set forth in Section 5.30(b).

Officer’s Certificate: a certificate delivered to Lender by Borrower which is signed by an officer, member, partner or other representative of Borrower acceptable to Lender and in form satisfactory to Lender in all respects.

Operating Expenses: the greater of (a) proforma operating expenses for the Property as reasonably calculated by Lender or (b) actual operating expenses for the twelve (12) months immediately preceding the date of calculation (annualized if fewer than 12 months), including a monthly accrual for a management fee as designated in the Management Agreement or a management fee of at least four and one-half percent (4.5%) of rental income (to the extent not actually paid) and for insurance and property taxes and other reserves, but without deduction for depreciation, amortization and other non-cash expenses and debt service and using for all calculations hereunder a minimum replacement reserve of $0.20 per square foot.

7

Operating Expenses For Earnout: the greater of (a) $349,000 or (b) actual operating expenses for the twelve (12) months immediately preceding the date of calculation (annualized if fewer than 12 months), including a monthly accrual for a management fee of at least four and one-half percent (4.5%) of rental income (to the extent not actually paid) and for insurance and property taxes and other reserves, but without deduction for depreciation, amortization and other non-cash expenses and debt service and using for all calculations hereunder a minimum replacement reserve of $0.20 per square foot.

Other Charges: all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

Patriot Act: the meaning set forth in Section 5.30.

Patriot Act Offense: any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (a) the criminal laws against terrorism; (b) the criminal laws against money laundering, (c) the Bank Secrecy Act, as amended, (d) the Money Laundering Control Act of 1986, as amended, or the (e) Patriot Act. “Patriot Act Offense” also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense.

Payment Date: the 1st day of each calendar month or, if such day is not a Business Day, the Payment Date shall be the first Business Day thereafter.

Permitted Encumbrances: (i) the Liens created by the Loan Documents and any Swap Agreement, (ii) all Liens and other matters disclosed in the Title Insurance Policy, (iii) Liens, if any, for Taxes or Other Charges not yet due and payable and not delinquent, (iv) any workers’, mechanics’ or other similar Liens on the Property provided that any such Lien is bonded or discharged within 30 days after Borrower first receives notice of such Lien and (v) such other title and survey exceptions as Lender approves in writing in Lender’s discretion.

Permitted Indebtedness: the meaning set forth in Section 5.21.

Person: any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other person or entity, and any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

Plan: (i) an employee benefit or other plan established or maintained by Borrower or any ERISA Affiliate or to which Borrower or any ERISA Affiliate makes or is obligated to make contributions and (ii) which is subject to Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code.

8

Policies: the meaning set forth in Section 7.1.2.

Principal: the meaning set forth in Section 2.1.

Proceeds: the meaning set forth in Section 7.2.2.

Property: the parcels of real property and Improvements thereon owned by Borrower and encumbered by the Mortgage; together with all rights pertaining to such real property and Improvements, and all other collateral for the Loan as more particularly described in the Mortgage and referred to therein as the Trust Property. The Property is located in the City of Lynchburg, State of Virginia.

Purchase Contract: that Agreement of Purchase and Sale of Shopping Center dated as of October 4, 2013, as amended, by and between Lakeside Crossing Lynchburg, LLC, as seller, and Inland Real Estate Acquisitions, Inc., as buyer.

Qualified Carrier: the meaning set forth in Section 7.1.1.

Reference Banks: major banks in the London interbank market selected by Lender.

Remedial Work: the meaning set forth in Section 5.8.2.

Rent Roll: the meaning set forth in Section 4.16.

Rents: all rents, rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a Bankruptcy Proceeding) or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payment and consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower, Manager or any of their agents or employees from any and all sources arising from or attributable to the Property and the Improvements, including all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the Property or rendering of services by Borrower, Manager or any of their agents or employees and proceeds, if any, from business interruption or other loss of income insurance.

Reset Date: the first day of each Interest Period.

Restoration: the meaning set forth in Section 7.4.1.

S&P: the meaning set forth in the definition of Rating Agency.

Secondary Market Transaction: the meaning set forth in Section 9.2.

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Security Deposit Account: the meaning set forth in Section 3.7.

Servicer: a servicer selected by Lender to service the Loan, including any “master servicer” or “special servicer” appointed under the terms of any pooling and servicing agreement or similar agreement entered into as a result of a Secondary Market Transaction.

Significant Casualty: the meaning set forth in Section 7.2.2.

Special Purpose Entity: the meaning set forth in Section 5.13.

Springing Recourse Event: the meaning set forth in Section 10.1.

State: the state in which the Property is located.

Swap Agreement: the meaning set forth in Section 2.6.1.

Taxes: all real estate and personal property taxes, assessments, water rates or sewer rents, maintenance charges, impositions, vault charges and license fees, now or hereafter levied or assessed or imposed against all or part of the Property.

Term: the entire term of this Agreement, which shall expire upon repayment in full of the Debt and full performance of each and every obligation to be performed by Borrower pursuant to the Loan Documents and any Swap Agreement.

Title Insurance Policy: the ALTA mortgagee title insurance policy in the form acceptable to Lender issued with respect to the Property and insuring the Lien of the Mortgage.

Toxic Mold: the meaning set forth in Section 4.21.

Transfer: the meaning set forth in Section 5.25.

UCC: the Uniform Commercial Code as in effect in the State of Louisiana.

USD-LIBOR-Reference Banks: the rate for a Reset Date will be determined on the basis of the rates which the rate for deposits in U.S. dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on the day that is two (2) London Banking Days preceding that Reset Date to prime banks in the London interbank market for a period of one (1) month commencing on that Reset Date and in an amount equal to the Principal amount of the Loan. Lender will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two (2) such quotations are provided, the rate for that Reset Date will be the arithmetic mean of the quotations. If fewer than two (2) quotations are provided as requested, the rate for that Reset Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by Lender, at approximately 11:00 a.m., New York City time, on that Reset Date for loans in U.S. dollars to leading European banks for a period of one (1) month commencing on that Reset Date and in an amount equal to the Principal amount of the Loan.

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Welfare Plan: an employee welfare benefit plan, as defined in Section 3(1) of ERISA.

1.2            Principles of Construction. Unless otherwise specified, (i) all references to sections and schedules are to those in this Agreement, (ii) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision, (iii) all definitions are equally applicable to the singular and plural forms of the terms defined, (iv) the word “including” means “including but not limited to,” and (v) accounting terms not specifically defined herein shall be construed in accordance with GAAP.

2.	GENERAL LOAN TERMS

2.1            The Loan. For and in consideration of a loan origination fee of .50% (the “Origination Fee”) and other good and valuable consideration, Lender agrees to make a loan (the “Loan”) to Borrower in the original principal amount (the “Principal”) of up to $9,910,189.00, which shall mature on the scheduled Maturity Date. The Origination Fee shall be paid in full on or before the Closing Date.

(a) On the date hereof, Lender has advanced a portion of the Principal amount of the Loan to Borrower in the amount of $8,483,751.00 (the “Initial Advance”). Borrower acknowledges receipt of the Initial Advance, the proceeds of which are being and shall be used to (i) reimburse Borrower for the acquisition costs of the Property, and (ii) pay transaction costs. Any excess proceeds, if any, may be used for any lawful purpose. No amount repaid in respect of the Loan may be reborrowed.

(b) Lender shall hold back a portion of the Loan equal to $856,899.00 (the “Holdback Amount”) for certain expenses incurred by Borrower for additional sales proceeds due the seller of the Property pursuant to the Purchase Contract (“Earnout Proceeds”), which shall be advanced in accordance with the provisions of clauses (i) and (ii) below (each, an “Additional Advance”):

(i) Up to one hundred percent (100%) of the Holdback Amount may be advanced to reimburse Borrower for Earnout Proceeds upon the satisfaction by Borrower of the terms and conditions set forth in Exhibit A.

(ii) Each Additional Advance shall be in an amount such that it does not exceed $13.66 per $1.00 of base rent for each new Lease submitted to Lender with each request for an Additional Advance.

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2.2            Interest; Monthly Payments.

2.2.1       Generally. From and after the date hereof, interest on the unpaid Principal shall accrue at the Interest Rate and be payable as hereinafter provided. On June 1, 2014 and each Payment Date thereafter through and including the Maturity Date, Borrower shall pay interest on the unpaid Principal which has accrued through the last day of the Interest Period immediately preceding such Payment Date. All accrued and unpaid interest shall be due and payable on the Maturity Date. If the Loan is repaid on any date other than on a Payment Date (whether prior to or after the Maturity Date), Borrower shall pay interest through the date of repayment.

2.2.2       Default Rate. After the occurrence and during the continuance of an Event of Default, the entire unpaid Debt shall bear interest at the Default Rate, and shall be payable upon demand from time to time, to the extent permitted by applicable law.

2.2.3       Taxes. Any and all payments by Borrower hereunder and under the other Loan Documents or any Swap Agreement shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on Lender’s income, and franchise taxes imposed on Lender by the law or regulation of any Governmental Authority (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to in this Section 2.2.3 as “Applicable Taxes”). If Borrower shall be required by law to deduct any Applicable Taxes from or in respect of any sum payable hereunder to Lender, the following shall apply: (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.2.3), Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions and (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. Payments pursuant to this Section 2.2.3 shall be made within ten (10) days after the date Lender makes written demand therefor.

2.2.4       Breakage Indemnity. Borrower shall indemnify Lender against any loss or expense which Lender may actually sustain or incur in liquidating or redeploying deposits from third parties acquired to effect or maintain the Loan or any part thereof or any Swap Agreement (if applicable) as a consequence of (i) any payment or prepayment of the Loan or any portion thereof made on a date other than a Payment Date and (ii) any default in payment or prepayment of the Principal or any part thereof or interest accrued thereon, as and when due and payable (at the date thereof or otherwise, and whether by acceleration or otherwise). Lender shall deliver to Borrower a statement for any such sums which it is entitled to receive pursuant to this Section 2.2.4, which statement shall be binding and conclusive absent manifest error.

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2.3            Loan Repayment.

2.3.1       Repayment. Borrower shall repay the entire outstanding principal balance of the Note in full on the Maturity Date, together with interest thereon to (but excluding) the date of repayment and any other amounts due and owing under the Loan Documents. Except during the continuance of an Event of Default, all proceeds of any repayment, including any prepayments of the Loan, shall be applied by Lender as follows in the following order of priority: First, to any amounts then due and owing under the Loan Documents; Second, accrued and unpaid interest at the Interest Rate; and Third on a pari passu basis, to Principal and to any amounts due under any Swap Agreements, if any. During the continuance of an Event of Default, all proceeds of repayment, including any payment or recovery on the Property (whether through foreclosure, deed-in-lieu of foreclosure, or otherwise) shall, unless otherwise provided in the Loan Documents, be applied in such order and in such manner as Lender shall elect in Lender’s discretion.

2.3.2       Mandatory Prepayments. The Loan is subject to mandatory prepayment in certain instances of Insured Casualty or Condemnation (each a “Casualty/Condemnation Prepayment”), in the manner and to the extent set forth in Section 7.4.2. Each Casualty/Condemnation Prepayment, after deducting Lender’s costs and expenses (including reasonable attorneys’ fees and expenses) in connection with the settlement or collection of the Proceeds or Award, shall be applied in the same manner as repayments under Section 2.3.1, and if such Casualty/Condemnation Payment is made on any date other than a Payment Date, then such Casualty/Condemnation Payment shall include interest accrued through the date of repayment, however, if a Swap Agreement is in effect, such Casualty/Condemnation Payment shall include interest that would have accrued on the Principal prepaid to but not including the next Payment Date. Unless agreed to by Lender and Borrower, notwithstanding anything to the contrary contained herein, each Casualty/Condemnation Prepayment shall be applied in inverse order of maturity and shall not extend or postpone the due dates of the monthly installments due under the Note or this Agreement, or change the amounts of such installments.

2.3.3       Optional Prepayments. Provided no Event of Default has occurred and is continuing, Borrower shall have the right to prepay all or any portion of the Principal provided that Borrower gives Lender at least five (5) days prior written notice thereof. If any such prepayment is not made on a Payment Date, Borrower shall pay interest accrued on such prepaid Principal through the date of repayment, however, if a Swap Agreement is in effect, Borrower shall pay interest that would have accrued on such prepaid Principal to, but not including, the next Payment Date.

2.4            Intentionally Not Used.

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2.5            Payments and Computations.

2.5.1       Making of Payments. Each payment by Borrower shall be made in U.S. dollars immediately available to Lender by 3:00 p.m., New Orleans, Louisiana time, on the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrower. Whenever any such payment shall be stated to be due on a day that is not a Business Day, such payment shall be made on the first Business Day thereafter. All such payments shall be made irrespective of, and without any deduction, set-off or counterclaim whatsoever and are payable without relief from valuation and appraisement laws and with all costs and charges incurred in the collection or enforcement thereof, including reasonable attorneys’ fees and court costs.

2.5.2       Computations. Interest payable under the Loan Documents shall be computed on the basis of the actual number of days elapsed over a 360-day year.

2.5.3       Late Payment Charge. Unless waived by Lender in writing, if any Principal, interest or other sum due under any Loan Document (excluding any payments due on the Maturity Date) is not paid by Borrower within ten (10) days after the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law (the “Late Payment Charge”), in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Such amount shall be secured by the Loan Documents.

2.6            Swap Agreements.

2.6.1       (a) At closing of the Loan, Borrower shall hedge the floating interest expense of the Initial Advance of the Loan for the full term of the Loan (except the first year thereof) and (b) upon the earlier to occur of (i) the advance of the entirety of the Holdback Amount, or (ii) December 22, 2015, Borrower shall hedge the floating interest expense of the amount of all Additional Advances for the remaining term of the Loan, in each case by maintaining one or more swap agreements (as defined in 11 U.S.C. § 101) with the Lender or its Affiliate (a “Swap Agreement”), or with another financial institution approved by Lender in writing, in an aggregate notional amount up to the outstanding Principal balance of the Loan originally scheduled to be outstanding over such term when the Swap Agreement is executed, all upon terms and subject to such conditions as shall be reasonably acceptable to Lender (or if such transactions are with another financial institution, all upon terms and subject to such conditions as shall be approved by the Lender in writing).

2.6.2       In order for a swap agreement (as defined in 11 U.S.C. § 101) entered into with another financial institution to be approved by Lender in writing, such other financial institution must at minimum have a long term, unsecured and unsubordinated debt rating of at least A- by S&P and A3 by Moody’s.

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2.6.3       In order for a swap agreement (as defined in 11 U.S.C. § 101) entered into with another financial institution to be approved by Lender in writing, Borrower’s interest in such swap agreement must have been assigned to Lender pursuant to documentation satisfactory to Lender in form and substance, and the counterparty to such swap agreement must have executed and delivered to Lender an acknowledgment of such assignment, which acknowledgment includes such counterparty’s agreement to pay directly into a deposit account under the sole control of Lender all sums payable by such counterparty pursuant to the swap agreement and shall otherwise be satisfactory to Lender in form and substance.

2.6.4       Borrower shall promptly execute and deliver to Lender such confirmations and agreements as may be requested by Lender in connection with such Swap Agreement. The Borrower’s obligations under the Swap Agreement shall be secured by the Property.

2.6.5       Borrower agrees that Lender shall not have any obligation, duty or responsibility to Borrower or any other Person by reason of, or in connection with, any swap agreement (as defined in 11 U.S.C. § 101) (including any duty to provide or arrange any swap agreement), to consent to any mortgage or pledge of the Property or any portion thereof as security for Borrower’s performance of its obligations under any swap agreement, or to provide any credit or financial support for the obligations of Borrower or any other Person thereunder or with respect thereto). No Swap Agreement shall alter, impair, restrict, limit or modify in any respect the obligation of Borrower to pay interest on the Loan as and when the same becomes due and payable in accordance with the provisions of the Loan Documents.

2.6.6       All payments made by the counterparty to any Swap Agreement entered into with any financial institution other than Lender, and reasonably approved by Lender in writing, shall be deposited into a deposit account under the sole control of Lender and applied in the same manner as Rents are applied under Section 3.

2.6.7       Any Swap Agreements are independent agreements governed by the written provisions thereof, which shall remain in full force and effect unaffected by any repayment, prepayment, acceleration, reduction, increase or change in the terms of the Loan, except as otherwise expressly provided in such Swap Agreement, and any payoff statement from Lender relating to the Loan shall not apply to such Swap Agreement except as otherwise expressly provided in such payoff statement.

2.7            Intentionally Not Used.

2.8            Intentionally Not Used.

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2.9            Increased Costs.

(a)             If any Change in Law shall:

(i)              impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, Lender;

(ii)            impose on Lender any other condition affecting this Agreement or the Loan or participation therein; or

(iii)          subject Lender to any taxes on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to Lender of making or maintaining any Loan or to reduce the amount of any sum received or receivable by Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to Lender such additional amount or amounts as will compensate Lender for such additional costs incurred or reduction suffered.

(b)            If Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on Lender’s capital or on the capital of Lender’s holding company, if any, as a consequence of this Agreement or the Loan to a level below that which Lender or Lender’s holding company could have achieved but for such Change in Law (taking into consideration Lender’s policies and the policies of Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to Lender such additional amount or amounts as will compensate Lender or Lender’s holding company for any such reduction suffered.

(c)             A certificate of Lender setting forth the amount or amounts necessary to compensate Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay Lender the amount shown as due on any such certificate within sixty (60) days after receipt thereof.

(d)            Failure or delay on the part of Lender to demand compensation pursuant to this Section shall not constitute a waiver of Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate Lender pursuant to this Section for any increased costs or reductions incurred more than 120 days prior to the date Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 120-day period referred to above shall be extended to include the period of retroactive effect thereof.

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3.	RESERVES

3.1            Intentionally Not Used.

3.2            Intentionally Not Used.

3.3            Intentionally Not Used.

3.4            Intentionally Not Used.

3.5            Intentionally Not Used.

3.6            Casualty/Condemnation Account. Subject to the terms of the existing Leases, Borrower shall pay, or cause to be paid, to Lender all Proceeds or Awards due to any Casualty or Condemnation to be deposited into a separate account with Lender or transferred to an account with Lender (the “Casualty/Condemnation Account”) in accordance with the provisions of Section 7. All amounts in the Casualty/Condemnation Account shall disbursed in accordance with the provisions of Section 7.

3.7            Security Deposits. Borrower shall keep and hold all security deposits under Leases in accordance with applicable Legal Requirements (and in the case of a letter of credit, assigned with full power of attorney and executed sight drafts to Lender). After the occurrence of an Event of Default, Borrower shall, upon Lender’s request, if permitted by applicable Legal Requirements, turn over, or cause to be turned over, to Lender the security deposits (and any interest theretofore earned thereon) under Leases, to be held by Lender in an account (the “Security Deposit Account”) subject to the terms of the Leases. Security deposits held in the Security Deposit Account will be released by Lender upon notice from Borrower together with such evidence as Lender may reasonably request that such security deposit is required to be returned to a tenant pursuant to the terms of a Lease or may be applied as Rent pursuant to the rights of Borrower under the applicable Lease. Any letter of credit or other instrument that Borrower receives in lieu of a cash security deposit under any Lease entered into after the date hereof shall (i) be maintained in full force and effect in the full amount unless replaced by a cash deposit as hereinabove described and (ii) if permitted pursuant to any Legal Requirements, name Lender as payee or mortgagee thereunder (or at Lender’s option, be fully assignable to Lender).

3.8            Intentionally Not Used.

3.9            Intentionally Not Used.

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3.10         Grant of Security Interest; Application of Funds. As security for payment of the Debt and the performance by Borrower of all other terms, conditions and provisions of the Loan Documents, Borrower hereby pledges and assigns to Lender, and grants to Lender a security interest in, all Borrower’s right, title and interest in and to all Rents and in and to all payments to or monies held in any accounts with Lender created pursuant to this Agreement (collectively, the “Cash Management Accounts”). Borrower hereby grants to Lender a continuing security interest in, and agrees to hold in trust for the benefit of Lender, all Rents in its possession prior to the (i) payment of such Rents to Lender or (ii) deposit of such Rents into a deposit account under the sole control of Lender. Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Cash Management Account, if any, or permit any Lien to attach thereto, or any levy to be made thereon, or any UCC Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC. Upon the occurrence and during the continuance of an Event of Default, Lender may apply any sums in any Cash Management Account, if any, in any order and in any manner as Lender shall elect in Lender’s discretion without seeking the appointment of a receiver and without adversely affecting the rights of Lender to foreclose the Lien of the Mortgage or exercise its other rights under the Loan Documents. Cash Management Accounts shall not constitute trust funds and may be commingled with other monies held by Lender. All interest which accrues on the funds in any Cash Management Account shall accrue for the benefit of Borrower and shall be taxable to Borrower and shall be added to and disbursed in the same manner and under the same conditions as the principal sum on which said interest accrued. Upon repayment in full of the Debt, all remaining funds in the Cash Management Accounts, if any, shall be promptly disbursed to Borrower.

4.	REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender as of the date hereof that, except to the extent (if any) disclosed on Schedule 2 with reference to a specific Section of this Section 4:

4.1            Organization; Special Purpose. Borrower has been duly organized and is validly existing and in good standing under the laws of the state of its formation, with requisite power and authority, and all rights, licenses, permits and authorizations, governmental or otherwise, necessary to own its properties and to transact the business in every state in which it is now engaged. Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, business and operations. Borrower is a Special Purpose Entity.

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4.2            Proceedings; Enforceability. Borrower has taken all necessary action to authorize the execution, delivery and performance of the Loan Documents. The Loan Documents have been duly executed and delivered by Borrower and, to Borrower’s knowledge, constitute legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and general principles of equity. To Borrower’s knowledge, the Loan Documents are not subject to, and Borrower has not asserted, any right of rescission, set-off, counterclaim or defense, including the defense of usury. To Borrower’s knowledge, no exercise of any of the terms of the Loan Documents, or any right thereunder, will render any Loan Document unenforceable.

4.3            No Conflicts. The execution, delivery and performance of the Loan Documents by Borrower and the transactions contemplated hereby will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than pursuant to the Loan Documents) upon any of the property of Borrower pursuant to the terms of, any agreement or instrument to which Borrower is a party or by which its property is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over Borrower or any of its properties. Borrower’s rights under the Licenses and the Management Agreement will not be adversely affected by the execution and delivery of the Loan Documents, Borrower’s performance thereunder, the recordation of the Mortgage, or the exercise of any remedies by Lender. Any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Borrower of the Loan Documents has been obtained and is in full force and effect.

4.4            Litigation. To Borrower’s knowledge, there are no actions, suits or other proceedings at law or in equity by or before any Governmental Authority now pending or threatened against or affecting Borrower, the Manager or the Property, which, if adversely determined, are reasonably likely to result in a material adverse effect of the condition (financial or otherwise) or business of Borrower (including the ability of Borrower to carry out its obligations under the Loan Documents), Manager or the use, value, condition or ownership of the Property.

4.5            Agreements. Borrower is not a party to any agreement or instrument or subject to any restriction which might materially, adversely affect Borrower or the Property, or Borrower’s business, properties, operations or condition, financial or otherwise. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which it is a party or by which it or the Property is bound.

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4.6            Title. Borrower has good, marketable and indefeasible fee title to the real property and good title to the balance of the Property, free and clear of all Liens except the Permitted Encumbrances. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by Borrower or any other Person under applicable Legal Requirements in connection with the transfer of the Property to Borrower have been paid. The Mortgage when properly recorded in the appropriate records, together with any UCC Financing Statements required to be filed in connection therewith, will create (i) a valid, perfected first priority lien on the Borrower’s interest in the Property and (ii) valid and perfected first priority security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances. All mortgage, recording, stamp, intangible or other similar taxes required to be paid by Borrower or any other Person under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents have been paid. The Permitted Encumbrances do not materially, adversely affect the value, operation or use of the Property, or Borrower’s ability to repay the Loan. Other than as disclosed on Schedule 4.6 attached hereto, no Condemnation or other proceeding has been commenced, of which Borrower has received notice or, to Borrower’s knowledge, is contemplated with respect to all or part of the Property or for the relocation of roadways providing access to the Property. There are no claims for payment for work, labor or materials affecting the Property which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents. There are no outstanding options to purchase or rights of first refusal to purchase affecting all or any portion (except the tenant’s rights under the PetCo lease) of the Property. The survey for the Property delivered to Lender does not fail to reflect any material matter affecting the Property or the title thereto. All of the Improvements included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvement on an adjoining property encroaches upon the Property, and no easement or other encumbrance upon the Property encroaches upon any of the Improvements, except those insured against by the Title Insurance Policy. Each parcel comprising the Property is a separate tax lot and is not a portion of any other tax lot that is not a part of the Property. There are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, or any contemplated improvements to the Property that may result in such special or other assessments. With respect to the Title Insurance Policy, (i) at the time that Lender makes the Loan, the Title Insurance Policy will be in full force and effect, (ii) the Title Insurance Policy is freely assignable by Lender to and will inure to the benefit of the transferee (subject to recordation of an assignment of mortgage) without the consent or any notification to the insurer, (iii) the premium with respect thereto has been paid in full (or will be paid in full with a portion of the proceeds of the Loan), (iv) the Title Insurance Policy is issued by a title insurance company licensed to issue policies in the State, (v) to Borrower’s knowledge, no claims have been made under the Title Insurance Policy and no other action has been taken that would materially impair the Title Insurance Policy and (vi) the Title Insurance Policy contains no exclusions for any of the following circumstances, or it affirmatively insures Lender against losses relating to any of the following circumstances (unless the Property is located in a jurisdiction where such affirmative insurance is not available): (a) that the Property has access to a public road and (b) that the area shown on the survey delivered to Lender in connection with the Loan is the same as the property legally described in the Mortgage.

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4.7            No Bankruptcy Filing. Neither Borrower nor any Guarantor is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency law or the liquidation of all or a major portion of its property (a “Bankruptcy Proceeding”), and neither Borrower nor any Guarantor has any knowledge of any Person contemplating the filing of any such petition against Borrower or any Guarantor. In addition, neither Borrower nor any principal nor Affiliate of Borrower has been a party to, or the subject of a Bankruptcy Proceeding for the past ten years.

4.8            Full and Accurate Disclosure. No statement of fact made by Borrower or any Guarantor in any Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein not misleading. There is no material fact presently known to Borrower that has not been disclosed to Lender which adversely affects, or, as far as Borrower can foresee, might adversely affect, the Property or the business, operations or condition (financial or otherwise) of Borrower. All financial data, including the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of Borrower and the Property (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of Borrower and the Property as of the date of such reports, and (iii) to the extent prepared by an independent certified public accounting firm, have been prepared in accordance with GAAP consistently applied throughout the periods covered, except as disclosed therein; provided, however, that if any financial data is delivered to Lender by any Person other than Borrower, Guarantor or any Affiliate of Borrower or Guarantor, or if such financial data has been prepared by or at the direction of any Person other than Borrower, Guarantor or any Affiliate of Borrower or Guarantor, then the foregoing representations with respect to such financial data shall be to each Borrower’s knowledge, after due inquiry. Borrower has no contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, unrealized or anticipated losses from any unfavorable commitments or any liabilities or obligations not expressly permitted by this Agreement. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower or the Property from that set forth in said financial statements.

4.9            Tax Filings. To the extent required, Borrower has filed on a consolidated basis with Guarantor (or has obtained effective extensions for filing) all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower. Borrower believes that its tax returns (if any) properly reflect the income and taxes of Borrower for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

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4.10         No Plan Assets. As of the date hereof and throughout the Term (i) Borrower is not and will not be an “employee benefit plan,” as defined in Section 3(3) of ERISA, (ii) none of the assets of Borrower constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, (iii) Borrower is not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA, and (iv) transactions by or with Borrower are not and will not be subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans. As of the date hereof, neither Borrower, nor any member of a “controlled group of corporations” (within the meaning of Section 414 of the Code) maintains, sponsors or contributes to a “defined benefit plan” (within the meaning of Section 3(35) of ERISA) or a “multiemployer pension plan” (within the meaning of Section 3(37)(A) of ERISA).

4.11         Compliance. To Borrower’s knowledge, Borrower and the Property and the use thereof comply in all material respects with all applicable Legal Requirements (including with respect to parking and applicable zoning and land use laws, regulations and ordinances). Borrower is not in default nor aware of any pending or actual violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which might materially adversely affect the condition (financial or otherwise) or business of Borrower. The Property is used exclusively for retail and other appurtenant and related uses. In the event that all or any part of the Improvements are destroyed or damaged, said Improvements can be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits. No legal proceedings are pending or, to the knowledge of Borrower, threatened with respect to the zoning of the Property. Neither the zoning nor any other right to construct, use or operate the Property is in any way dependent upon or related to any property other than the Property. All certifications, permits, licenses and approvals, including certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Property (collectively, the “Licenses”), have been obtained and are in full force and effect. The use being made of the Property is in conformity with the certificate of occupancy issued for the Property and all other restrictions, covenants and conditions affecting the Property.

4.12         Contracts. To Borrower’s knowledge, there are no service, maintenance or repair contracts affecting the Property that are not terminable on one month’s notice or less without cause and without penalty or premium, unless approved by Lender in writing. All service, maintenance or repair contracts affecting the Property and entered into by Borrower have been entered into at arms-length in the ordinary course of Borrower’s business and provide for the payment of fees in amounts and upon terms comparable to existing market rates.

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4.13         Federal Reserve Regulations; Investment Company Act. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose that would be inconsistent with such Regulation U or any other regulation of such Board of Governors, or for any purpose prohibited by Legal Requirements or any Loan Document. Borrower is not (i) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (ii) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

4.14         Easements; Utilities and Public Access. All easements, cross easements, licenses, air rights and rights-of-way or other similar property interests (collectively, “Easements”), if any, necessary for the full utilization of the Improvements for their intended purposes have been obtained, are described in the Title Insurance Policy and are in full force and effect without default thereunder. The Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service it for its intended uses. All public utilities necessary or convenient to the full use and enjoyment of the Property are located in the public right-of-way abutting the Property, and all such utilities are connected so as to serve the Property without passing over other property absent a valid easement. All roads necessary for the use of the Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities.

4.15         Physical Condition. To Borrower’s knowledge, the Property, including all Improvements, parking facilities, systems, Equipment and landscaping, are in good condition, order and repair in all material respects; there exists no structural or other material defect or damages to the Property, whether latent or otherwise. Borrower has not received notice from any insurance company or bonding company of any defect or inadequacy in the Property, or any part thereof, which would adversely affect its insurability or cause the imposition of extraordinary premiums or charges thereon or any termination of any policy of insurance or bond. No portion of the Property is located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards. The Improvements have suffered no material casualty or damage which has not been fully repaired and the cost thereof fully paid.

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4.16         Leases. The rent roll attached hereto as Schedule 3 (the “Rent Roll”) is true, complete and correct in all material respects and the Borrower has not entered into any leases other than the Leases described in the Rent Roll. Except as set forth on the Rent Roll or otherwise disclosed to Lender in writing: (i) each Lease is in full force and effect; (ii) the tenants under the Leases have accepted possession of and are in occupancy of all of their respective demised premises, have commenced the payment of rent under the Leases, and there are no offsets, claims or defenses to the enforcement thereof; (iii) all rents due and payable under the Leases have been paid (except as set forth on Schedule 4.16) and no portion thereof has been paid for any period more than thirty (30) days in advance; (iv) the rent payable under each Lease is the amount of fixed rent set forth in the Rent Roll, and there is no claim or basis for a claim by the tenant thereunder for an adjustment to the rent; (v) no tenant has made any claim against the landlord under any Lease which remains outstanding, there are no defaults on the part of the landlord under any Lease, and no event has occurred which, with the giving of notice or passage of time, or both, would constitute such a default; (vi) to Borrower’s knowledge, there is no present material default by the tenant under any Lease; (vii) all security deposits under Leases are as set forth on the Rent Roll and are held consistent with Section 3.7; (viii) Borrower is the sole owner of the entire lessor’s interest in each Lease; (ix) each Lease is the valid, binding and enforceable obligation of the Borrower and the applicable tenant thereunder; (x) no Person has any possessory interest in, or right to occupy, the Property except under the terms of the Lease; and (xi) each Major Lease is subordinate to the Loan Documents, either pursuant to its terms or pursuant to a subordination and attornment agreement. Neither the Leases nor the Rents have been assigned or pledged by Borrowers except to Lender, and no other Person has any interest therein except the tenants thereunder.

4.17         Fraudulent Transfer. Borrower has not entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the transactions contemplated by the Loan Documents, the fair saleable value of Borrower’s assets exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed Borrower’s total probable liabilities, including subordinated, unliquidated, disputed or contingent liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. To Borrower’s knowledge, Borrower’s assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

4.18         Ownership of Borrower. The sole members of Borrower are as set forth on the signature page of this Agreement. The membership interests in Borrower are owned free and clear of all Liens, warrants, options and rights to purchase. Borrower has no obligation to any Person to purchase, repurchase or issue any ownership interest in it. The organizational charts attached hereto as Schedule 4 are complete and accurate and illustrate all Persons who have a direct or indirect ownership interest in Borrower.

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4.19         Purchase Options. Neither the Property nor any part thereof is subject to any purchase options or other similar rights in favor of third parties, except for the rights granted to tenants under the Leases.

4.20         Management Agreement. The Management Agreement is in full force and effect. There is no default, breach or violation existing thereunder, and no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation thereunder, by either party thereto.

4.21         Hazardous Substances. (i) Except as set forth in the Environmental Reports (as defined in the Environmental Indemnity being executed contemporaneously herewith), to Borrower’s knowledge, the Property is not in violation of any Legal Requirement pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination or clean-up, including the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Hazardous Substances Transportation Act, the Solid Waste Disposal Act, the Clean Water Act, the Clean Air Act, the Toxic Substance Control Act, the Safe Drinking Water Act, the Occupational Safety and Health Act, any state super-lien and environmental clean-up statutes (including with respect to Toxic Mold), any local law requiring related permits and licenses and all amendments to and regulations in respect of the foregoing laws (collectively, “Environmental Laws”); (ii) to Borrower’s knowledge, the Property is not subject to any private or governmental Lien or judicial or administrative notice or action or inquiry, investigation or claim relating to hazardous, toxic and/or dangerous substances, toxic mold or fungus of a type that may pose a risk to human health or the environment or would negatively impact the value of the Property (“Toxic Mold”) or any other substances or materials which are included under or regulated by Environmental Laws (collectively, “Hazardous Substances”); (iii) to Borrower’s knowledge, based solely upon the Phase I prepared for Lender as directed by Borrower, no Hazardous Substances are or have been (including the period prior to Borrower’s acquisition of the Property), discharged, generated, treated, disposed of or stored on, incorporated in, or removed or transported from the Property other than in compliance with all Environmental Laws; (iv) to Borrower’s knowledge, based solely upon the Phase I prepared for Lender as directed by Borrower, no Hazardous Substances are present in, on or under any nearby real property which could migrate to or otherwise affect the Property; (v) to Borrower’s knowledge, after due inquiry, no Toxic Mold is on or about the Property which requires remediation; (vi)  no underground storage tanks exist on the Property and the Property has never been used as a landfill; and (vii) there have been no environmental investigations, studies, audits, reviews or other analyses conducted by or on behalf of Borrower which have not been provided to Lender.

4.22         Name; Principal Place of Business. Borrower does not use and will not use any trade name and has not done and will not do business under any name other than its actual name set forth herein. The principal place of business of Borrower is its primary address for notices as set forth in Section 6.1, and Borrower has no other place of business.

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4.23         Other Debt. There is no indebtedness with respect to the Property or any excess cash flow or any residual interest therein, whether secured or unsecured, other than Permitted Encumbrances and Permitted Indebtedness.

All of the representations and warranties in this Section 4 and elsewhere in the Loan Documents (i) shall survive for so long as any portion of the Debt remains owing to Lender and (ii) shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf, provided, however, that the representations, warranties and covenants set forth in Section 4.21 shall survive in perpetuity.

5.	COVENANTS

Until the end of the Term, Borrower hereby covenants and agrees with Lender that:

5.1            Existence. Borrower shall (i) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, and franchises, (ii) continue to engage in the business presently conducted by it, (iii) obtain and maintain all Licenses, and (iv) qualify to do business and remain in good standing under the laws of each jurisdiction, in each case as and to the extent required for the ownership, maintenance, management and operation of the Property.

5.2            Taxes and Other Charges. Borrower shall pay (or cause to be paid) all Taxes and Other Charges as the same become due and payable, and deliver to Lender receipts for payment or other evidence reasonably satisfactory to Lender that the Taxes and Other Charges have been so paid no later than before they would be delinquent if not paid (provided, however, that Borrower need not pay such Taxes nor furnish such receipts for payment of Taxes paid by Lender pursuant to Section 3.3). Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien against the Property, and shall promptly pay for all utility services provided to the Property. After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application of any Taxes or Other Charges, provided that (i) no Default or Event of Default has occurred and is continuing, (ii) such proceeding shall suspend the collection of the Taxes or such Other Charges, (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder, (iv) no part of or interest in the Property will be in danger of being sold, forfeited, terminated, canceled or lost, (v) Borrower shall have furnished such security as may be required in the proceeding to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon, and (vi) Borrower shall promptly upon final determination thereof pay the amount of such Taxes or Other Charges, together with all costs, interest and penalties. Lender may pay over any such security or part thereof held by Lender to the claimant entitled thereto at any time when, in the reasonable judgment of Lender, the entitlement of such claimant is established.

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5.3            Access to Property. Subject to the terms of the existing Leases, Borrower shall permit agents, representatives, consultants and employees of Lender to inspect the Property or any part thereof on an annual or bi-annual basis at Lender’s expense at reasonable hours upon reasonable advance notice.

5.4            Repairs; Maintenance and Compliance; Alterations.

5.4.1       Repairs; Maintenance and Compliance. Borrower shall at all times maintain, preserve and protect all franchises and trade names, and Borrower shall cause the Property to be maintained in a good and safe condition and repair and shall not remove, demolish or alter the Improvements or Equipment (except for alterations performed in accordance with Section 5.4.2 and normal replacement of Equipment with Equipment of equivalent value and functionality). Borrower shall promptly comply with all Legal Requirements and promptly cure properly any violation of a Legal Requirement. Borrower shall notify Lender in writing within five (5) Business Days after Borrower first receives written notice of any such non-compliance. Borrower shall promptly repair, replace or rebuild (or cause to be repaired, replaced or rebuilt) any part of the Property that becomes damaged, worn or dilapidated and shall complete and pay for any Improvements at any time in the process of construction or repair.

5.4.2       Alterations. Borrower may, without Lender’s consent, perform alterations to the Improvements and Equipment which (i) do not constitute a Material Alteration, (ii) do not materially adversely affect (a) Borrower’s financial condition or (b) the value or Net Operating Income of the Property, (iii) are in the ordinary course of Borrower’s business, and (iv) do not materially change or impact the use or zoning of, or access to, the Property or reduce the parking ratio thereof. Borrower shall not perform any Material Alteration without Lender’s prior written consent, which consent shall not be unreasonably withheld or delayed; provided, however, that Lender may, in its sole and absolute discretion, withhold consent to any alteration proposed by Borrower, but not by tenants under the Leases, the cost of which is reasonably estimated to exceed $250,000 (as determined by Lender in its reasonable discretion). Lender may, as a condition to giving its consent to a Material Alteration, require that Borrower deliver to Lender security for payment of the cost of such Material Alteration and evidence of general liability and workmen’s compensation insurance. Upon substantial completion of the Material Alteration, Borrower shall provide evidence reasonably satisfactory to Lender that (i) the Material Alteration was constructed in accordance with applicable Legal Requirements and substantially in accordance with plans and specifications approved by Lender (which approval shall not be unreasonably withheld or delayed), (ii) all contractors, subcontractors, materialmen and professionals who provided work, materials or services in connection with the Material Alteration have been paid in full and have delivered unconditional releases of lien and (iii) all material Licenses necessary for the use, operation and occupancy of the Material Alteration (other than those which depend on the performance of tenant improvement work) have been issued. Borrower shall reimburse Lender upon demand for all out-of-pocket costs and expenses (including the reasonable fees of any architect, engineer or other professional engaged by Lender) incurred by Lender in reviewing plans and specifications for any Material Alterations.

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5.5            Performance of Other Agreements. Borrower shall observe and perform each and every term to be observed or performed by it pursuant to the terms of any agreement or instrument affecting or pertaining to the Property, including the Loan Documents.

5.6            Cooperate in Legal Proceedings. Borrower shall cooperate fully with Lender with respect to, and permit Lender, at its option, to participate in, any proceedings before any Governmental Authority which may in any way affect the rights of Lender under any Loan Document.

5.7            Further Assurances. Borrower shall, at Borrower’s sole cost and expense, (i) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the Debt and/or for the better and more effective carrying out of the intents and purposes of the Loan Documents, as Lender may reasonably require from time to time; and (ii) upon Lender’s request therefor given from time to time after the occurrence of any Event of Default pay for (a) reports of UCC, federal tax lien, state tax lien, judgment and pending litigation searches with respect to Borrower and (b) searches of title to the Property, each such search to be conducted by search firms reasonably designated by Lender in each of the locations reasonably designated by Lender.

5.8            Environmental Matters.

5.8.1       Hazardous Substances. So long as Borrower owns or is in possession of the Property, Borrower shall (or enforce the Leases to cause the tenant thereunder to) (i) keep the Property free from Hazardous Substances and in compliance with all Environmental Laws, (ii) promptly notify Lender if Borrower shall become aware that (A) any Hazardous Substance is on or near the Property, (B) the Property is in violation of any Environmental Laws or (C) any condition on or near the Property shall pose a threat to the health, safety or welfare of humans and (iii) remove such Hazardous Substances and/or cure such violations and/or remove such threats, as applicable, as required by law (or as shall be reasonably required by Lender in the case of removal which is not required by law, but in response to the opinion of a licensed hydrogeologist, licensed environmental engineer or other qualified environmental consulting firm engaged by Lender (“Lender’s Consultant”)), promptly after Borrower becomes aware of same, at Borrower’s sole expense. Nothing herein shall prevent Borrower from recovering such expenses from any other party that may be liable for such removal or cure.

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5.8.2       Environmental Monitoring.

(a)             Borrower shall give prompt written notice to Lender of (i) any proceeding or inquiry by any party (including any Governmental Authority) with respect to the presence of any Hazardous Substance on, under, from or about the Property, (ii) all written claims made or threatened by any third party (including any Governmental Authority) against Borrower or the Property or any party occupying the Property relating to any loss or injury resulting from any Hazardous Substance, and (iii) Borrower’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property to be subject to any investigation or cleanup pursuant to any Environmental Law. Upon becoming aware of the presence of mold or fungus at the Property, Borrower shall (i) promptly undertake an investigation to identify the source(s) of such mold or fungus and shall develop and implement an appropriate remediation plan to eliminate the presence of any Toxic Mold, (ii) perform or cause to be performed all acts reasonably necessary for the remediation of any Toxic Mold (including taking any action necessary to clean and disinfect any portions of the Property affected by Toxic Mold, including providing any necessary moisture control systems at the Property), and (iii) provide evidence reasonably satisfactory to Lender of the foregoing. Borrower shall permit Lender to join and participate in, as a party if it so elects, any legal or administrative proceedings or other actions initiated with respect to the Property in connection with any Environmental Law or Hazardous Substance, and Borrower shall pay all reasonable attorneys’ fees and disbursements incurred by Lender in connection therewith.

(b)            Lender reserves the right at any time during the Term to conduct or require Borrower to conduct, at Borrower’s reasonable cost and expense, such environmental inspections, audits and tests of the Property as Lender shall deem reasonably necessary or advisable from time to time, utilizing a company reasonably acceptable to Lender; provided, however, that Borrower shall not be required to pay for such environmental inspections, audits and tests so long as: (a) no Event of Default exists under any Loan Document, (b) such inspection, audit or test is not required by applicable Environmental Laws and (c) Lender has no cause to believe, in Lender’s sole but good faith judgment, that there has been or there is threatened a Hazardous Substance Release on or from the Property or that Borrower or the Property is in violation of any applicable Environmental Law.

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(c)             If any environmental site assessment report prepared in connection with such inspection or audit recommends that an operations and maintenance plan be implemented for any Hazardous Substance, whether such Hazardous Substance existed prior to the ownership of the Property by Borrower, or presently exists or is reasonably suspected of existing, Borrower shall cause such operations and maintenance plan to be prepared and implemented at its expense upon request of Lender, and with respect to any Toxic Mold, Borrower shall take all action necessary to clean and disinfect any portions of the Improvements affected by Toxic Mold in or about the Improvements, including providing any necessary moisture control systems at the Property. If any investigation, site monitoring, containment, cleanup, removal, restoration or other work of any kind is reasonably necessary under an applicable Environmental Law (“Remedial Work”), Borrower shall commence all such Remedial Work within thirty (30) days (subject to force majeure) after written demand by Lender and thereafter diligently prosecute to completion all such Remedial Work within such period of time as may be required under applicable law. All Remedial Work shall be performed by licensed contractors approved in advance by Lender and under the supervision of a consulting engineer approved by Lender. All costs of such Remedial Work shall be paid by Borrower, including Lender’s reasonable attorneys’ fees and disbursements incurred in connection with the monitoring or review of such Remedial Work. If Borrower does not timely commence and diligently prosecute to completion the Remedial Work, Lender may (but shall not be obligated to) cause such Remedial Work to be performed at Borrower’s expense. Notwithstanding the foregoing, Borrower shall not be required to commence such Remedial Work within the above specified time period: (x) if prevented from doing so by any Governmental Authority, (y) if commencing such Remedial Work within such time period would result in Borrower or such Remedial Work violating any Environmental Law, or (z) if Borrower, at its expense and after prior written notice to Lender, is contesting by appropriate legal, administrative or other proceedings, conducted in good faith and with due diligence, the need to perform Remedial Work. Borrower shall have the right to contest the need to perform such Remedial Work, provided that, (1) Borrower is permitted by the applicable Environmental Laws to delay performance of the Remedial Work pending such proceedings, (2) neither the Property nor any part thereof or interest therein will be sold, forfeited or lost if Borrower fails to promptly perform the Remedial Work being contested, and if Borrower fails to prevail in contest, Borrower would thereafter have the opportunity to perform such Remedial Work, (3) Lender would not, by virtue of such permitted contest, be exposed to any risk of any civil liability for which Borrower has not furnished additional security as provided in clause (4) below, or to any risk of criminal liability, and neither the Property nor any interest therein would be subject to the imposition of any Lien for which Borrower has not furnished additional security as provided in clause (4) below, as a result of the failure to perform such Remedial Work and (4) Borrower shall have furnished to Lender additional security in respect of the Remedial Work being contested and the loss or damage that may result from Borrower’s failure to prevail in such contest in such amount as may be reasonably requested by Lender.

(d)            Borrower shall not install or permit to be installed on the Property any underground storage tank.

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5.8.3       O & M Program. In the event any environmental report delivered to Lender in connection with the Loan recommends the development of or continued compliance with an operation and maintenance program for the Property (including, without limitation, with respect to the presence of asbestos and/or lead-based paint) (“O & M Program”), Borrower shall develop (or continue to comply with, as the case may be) such O & M Program and shall, during the term of the Loan, including any extension or renewal thereof, comply in all material respects with the terms and conditions of the O & M Program.

5.9            Title to the Property. Borrower will warrant and defend the title to the Property, and the validity and priority of all Liens granted or otherwise given to Lender under the Loan Documents, subject only to Permitted Encumbrances, against the claims of all Persons.

5.10         Leases.

5.10.1    Generally. Borrower shall furnish Lender with executed copies of all Leases entered into by Borrower then in effect. All renewals of Leases and all proposed new leases shall provide for rental rates and terms comparable to existing local market rates and shall be arm’s-length transactions with bona fide, independent third-party tenants. Within forty-five (45) days after the date hereof, Borrower shall provide a subordination, nondisturbance and attornment agreement for each Major Lease, executed by the applicable tenant in form and substance reasonably satisfactory to Lender.

5.10.2    Borrower’s Right to Enter into Leases. Provided that no Event of Default is continuing, Borrower shall be able to enter into new leases, modifications and renewals, amendments and modifications of existing Leases without the prior approval of Lender provided: (i) the new lease shall be written substantially in accordance with the standard form of Lease which shall have been approved by Lender, subject to any commercially reasonable changes made in the course of negotiation with the applicable tenant, and (ii) the Lease as amended or modified or the renewal Lease or series of leases or proposed lease or series of leases: (a) shall provide for net effective rental rates comparable to existing local market rates, (b) shall have an initial term (together with all renewal options) of not less than three years or greater than ten years, (c) shall provide for automatic self-operative subordination to the Mortgage (or be accompanied by a separate subordination, nondisturbance and attornment agreement executed by the applicable tenant in form and substance reasonably satisfactory to Lender) and (d) shall not contain any option to purchase, any right of first refusal to purchase, any right to terminate (except in the event of the destruction or condemnation of substantially all of the Property), or any other provision which might adversely affect the rights of Lender under the Loan Documents in any material respect. Any new Lease or amended or modified Lease which does not satisfy the foregoing criteria shall require Lender’s prior review and approval, which shall be deemed given if Lender fails to respond to Borrower within ten (10) business days. Notwithstanding the foregoing, any Lease in excess of 4,000 square feet shall require Lender’s prior review and approval (which shall be deemed given if Lender fails to respond to Borrower within ten (10) business days). Borrower shall deliver to Lender copies of all Leases and amendments to existing Leases which are entered into pursuant to this Section within ten (10) business days after the execution of the Lease or any Lease amendment.

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5.10.3    Intentionally Not Used.

5.10.4    Additional Covenants with respect to Leases. Borrower (i) shall observe and perform the material obligations imposed upon the lessor under the Leases and shall not do or permit anything to impair the value of the Leases as security for the Debt; (ii) shall promptly send copies to Lender of all notices of default that Borrower shall send or receive under any Lease; (iii) shall enforce, in accordance with commercially reasonable practices for properties similar to the Property, the terms, covenants and conditions in the Leases to be observed or performed by the lessees, short of termination thereof; (iv) shall not collect any of the Rents more than one month in advance (other than security deposits); (v) shall not execute any other assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents); (vi) shall not modify or amend any Lease with respect to the rental rate or lease term or otherwise in a manner inconsistent with the Loan Documents; (vii) shall not convey or transfer or suffer or permit a conveyance or transfer of the Property so as to effect a merger of the estates and rights of, or a termination or material diminution of the obligations of, lessees under Leases; (viii) shall not consent to any assignment of or subletting under any Major Lease unless required in accordance with its terms without the prior consent of Lender; and (ix) shall not cancel or terminate any Lease or accept a surrender thereof without the prior consent of Lender, which consent shall not, so long as no Event of Default is continuing, be unreasonably withheld, conditioned or delayed.

5.11         Estoppel Statement. After request by Lender, Borrower shall within twenty (20) days furnish Lender with a statement addressed to Lender, its successors and assigns, duly acknowledged and certified, setting forth (i) the unpaid Principal, (ii) the Interest Rate, (iii) the date installments of interest and/or Principal were last paid, (iv) any offsets or defenses to the payment of the Debt, and (v) that the Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

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5.12         Property Management.

5.12.1    Management Agreement. Borrower shall (i) cause the Property to be managed pursuant to the Management Agreement; (ii) promptly perform and observe all of the covenants required to be performed and observed by it under the Management Agreement and do all things necessary to preserve and to keep unimpaired its rights thereunder; (iii) promptly notify Lender of any default under the Management Agreement of which it is aware; (iv) promptly deliver to Lender a copy of each financial statement (excluding preliminary or draft statements), capital expenditure plan, and property improvement plan and any other material notice, report and estimate received by Borrower under the Management Agreement; and (v) promptly enforce the performance and observance of all of the covenants required to be performed and observed by Manager under the Management Agreement. Without Lender’s prior written consent, Borrower shall not (a) surrender, terminate or cancel the Management Agreement or otherwise replace the Manager or enter into any other management agreement (except pursuant to Section 5.12.2); (b) increase or consent to the increase of the amount of any charges under the Management Agreement; (c) modify, change, supplement, alter or amend so as to increase Borrower’s obligations in any material respect under, or waive or release any of its rights and remedies under, the Management Agreement; (d) suffer or permit the occurrence and continuance of a default beyond any applicable cure period under the Management Agreement (or any successor management agreement) if such default permits the Manager to terminate the Management Agreement (or such successor management agreement); or (e) suffer or permit the ownership, management or control of the Manager to be transferred to a Person other than an Affiliate of Borrower.

5.12.2    Termination of Manager. If (i) Manager is in default under the Management Agreement beyond any applicable cure period; or (ii) upon the gross negligence, malfeasance or willful misconduct of the Manager; or (iii) an Event of Default shall be continuing, Borrower shall, at the request of Lender, terminate the Management Agreement and replace Manager with a replacement manager acceptable to Lender in Lender’s reasonable discretion on terms and conditions reasonably satisfactory to Lender. Borrower’s failure to appoint a reasonably acceptable manager within sixty (60) days after Lender’s request of Borrower to terminate the Management Agreement shall constitute an Event of Default. Borrower may from time to time appoint a successor manager to manage the Property, provided that such successor manager and Management Agreement shall be approved in writing by Lender in Lender’s reasonable discretion. If at any time Lender consents to the appointment of a new manager, such new manager and Borrower shall, as a condition of Lender’s consent, execute a consent and subordination of management agreement substantially in the form of the Consent and Subordination of Manager of even date herewith executed and delivered by Manager to Lender.

5.13         Special Purpose Entity. Borrower shall at all times be a Special Purpose Entity. Borrower shall not directly or indirectly make any change, amendment or modification to its organizational documents, or otherwise take any action which could result in Borrower not being a Special Purpose Entity. A “Special Purpose Entity” shall have the meaning set forth on Schedule 5 hereto.

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5.14         Change in Business or Operation of Property. Borrower shall not purchase or own any real property other than the Property and shall not enter into any line of business other than the ownership and operation of the Property, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business or otherwise cease to operate the Property as a retail shopping center property or terminate such business for any reason whatsoever (other than temporary cessation in connection with renovations to the Property).

5.15         Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business.

5.16         Affiliate Transactions. Borrower shall not enter into, or be a party to, any transaction with an Affiliate of Borrower or any of the members of Borrower except in the ordinary course of business and on terms which are fully disclosed to Lender in advance and are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm’s length transaction with an unrelated third party.

5.17         Zoning. Borrower shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.

5.18         No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of the Property (i) with any other real property constituting a tax lot separate from the Property, and (ii) with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

5.19         Principal Place of Business. Borrower shall not change its principal place of business or chief executive office without first giving Lender thirty (30) days’ prior notice.

5.20         Change of Name, Identity or Structure. Borrower shall not change its name, identity (including its trade name or names) or Borrower’s corporate, partnership or other structure without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower’s structure, without first obtaining the prior written consent of Lender. Borrower shall execute and deliver to Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Lender, Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which Borrower intends to operate the Property, and representing and warranting that Borrower does business under no other trade name with respect to the Property.

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5.21         Indebtedness. Borrower shall not directly or indirectly create, incur or assume any indebtedness other than the (i) Debt and (ii) unsecured trade payables incurred in the ordinary course of business relating to the ownership and operation of the Property that (A) are not evidenced by a note, (B) do not exceed, at any time, a maximum aggregate amount of one percent (1%) of the original amount of the Principal and (C) are paid within thirty (30) days of the date incurred (collectively, “Permitted Indebtedness”).

5.22         Licenses. Borrower shall not Transfer any License required for the operation of the Property.

5.23         Compliance with Restrictive Covenants, Etc. Borrower will not enter into, modify, waive in any material respect or release any Easements, restrictive covenants or other Permitted Encumbrances, or suffer, consent to or permit the foregoing, without Lender’s prior written consent, which consent may be granted or denied in Lender’s sole discretion.

5.24         ERISA.

(1)            Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

(2)            Borrower shall not maintain, sponsor, contribute to or become obligated to contribute to, or suffer or permit any ERISA Affiliate of Borrower to, maintain, sponsor, contribute to or become obligated to contribute to, any Plan or any Welfare Plan or permit the assets of Borrower to become “plan assets,” whether by operation of law or under regulations promulgated under ERISA.

(3)            Borrower shall deliver to Lender such certifications or other evidence from time to time throughout the Term, as requested by Lender in its sole discretion, that (A) Borrower is not and does not maintain an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(3) of ERISA; (B) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) the assets of Borrower do not constitute “plan assets” within the meaning of 29 C.F.R. Section 2510.3-101.

5.25         Permitted Transfers.

(a)             Transfers. Borrower shall not directly or indirectly enter into any Transfer, except as expressly permitted by this Section 5.25.

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(b)            Definitions. As used in this Section 5.25, the following terms have the following meanings:

"Affiliate REIT Transferee" has the meaning set forth in Section 5.25(e)(v).

"Assumption" has the meaning set forth in Section 5.25(c).

"Certificates" means, collectively, any senior and/or subordinate notes, debentures or pass-through certificates, or other evidence of indebtedness, or debt or equity securities, or any combination of the foregoing, representing a direct or beneficial interest, in whole or in part, in the Loan.

"Closing Date" means the date of this Agreement.

"Collateral" means all assets owned from time to time by Borrower including the Property, the Revenues and all other tangible and intangible property in respect of which Lender is granted a Lien under the Loan Documents, and all proceeds thereof.

"Control" of any entity means the ownership, directly or indirectly, of at least 50% of the equity interests in, and the right to at least 50% of the distributions from, such entity and Management Control ("Controlled" and "Controlling" each have the meanings correlative thereto). Notwithstanding the foregoing, following a transfer completed pursuant to Section 5.25(e)(iii) herein, Control of Borrower shall be deemed to be held by Inland Member so long as such entity maintains the ownership, directly or indirectly, of at least 10% of the equity interests in, and the right to at least 10% of the distributions from, Borrower and Management Control of Borrower.

"Inland Member" has the meaning set forth in Section 5.25(e)(iii)(3).

"Management Control" means possession directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise.

"Permitted Affiliate REIT" has the meaning set forth in Section 5.25(e)(vi).

"Permitted Affiliate Transferee" has the meaning set forth in Section 5.25(e)(iv).

"Prohibited Change of Control" means the occurrence of either or both of the following: (i) the failure of Borrower to be Controlled by one or more Qualified Equityholders (individually or collectively), or (ii) the failure of any other Required SPE to be Controlled by the same Qualified Equityholder(s) that Control Borrower.

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"Qualified Equityholder" means:

(1) prior to the four (4) month anniversary of the Closing Date, (i) Sponsor, (ii) Affiliate REIT Transferee, (iii) Permitted Affiliate Transferee, and (iv) Inland Member and Substitute Member following a transfer completed pursuant to Section 5.25(e)(iii) herein; and

(2) from and after the four (4) month anniversary of the Closing Date, (i) Sponsor, Affiliate REIT Transferee, Permitted Affiliate Transferee, and Inland Member and Substitute Member following a transfer completed pursuant to Section 5.25(e)(iii) herein, (ii) any Person approved by Lender with respect to which the Rating Condition is satisfied, or (iii) a bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, real estate company, investment fund or an institution substantially similar to any of the foregoing, provided in each case under this clause (iii) that such Person (x) has total assets (in name or under management) in excess of $100,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder's equity in excess of $60,000,000 (in both cases, exclusive of the Property), and (y) is regularly engaged in the business of owning and operating comparable properties in major metropolitan areas.

"Rating Agency" shall mean, prior to the final Securitization of the Loan, each of S&P, Moody's, DBRS and Fitch, or any other nationally-recognized statistical rating agency that has been designated by Lender and, after the final Securitization of the Loan, shall mean any of the foregoing that have rated and continue to rate any of the Certificates (excluding unsolicited ratings).

"Rating Condition" means, with respect to any proposed action, the receipt by Lender of confirmation in writing from each of the Rating Agencies that such action shall not result, in and of itself, in a downgrade, withdrawal, or qualification of any rating then assigned to any outstanding Certificates; except that if all or any portion of the Loan has not been Securitized pursuant to a Securitization rated by the Rating Agencies, then "Rating Condition" shall instead mean the receipt of prior written approval of both (x) the applicable Rating Agencies (if and to the extent that any portion of the Loan has been Securitized pursuant to a Securitization or series of Securitizations rated by such Rating Agencies), and (y) Lender in its sole discretion. No Rating Condition shall be regarded as having been satisfied unless and until any conditions imposed on the effectiveness of any confirmation from any Rating Agency shall have been satisfied. Lender shall have the right in its sole discretion to waive a Rating Condition requirement with respect to any Rating Agency that Lender determines has declined to review the applicable proposal. THE MATTER DESCRIBED HEREIN SHALL BE DEEMED APPROVED IF RATING AGENCY DOES NOT RESPOND TO THE CONTRARY WITHIN THIRTY (30) BUSINESS DAYS OF RATING AGENCY'S RECEIPT OF THIS WRITTEN NOTICE

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"REMIC" means a "real estate mortgage investment conduit" as defined in Section 860D of the Code.

"Required SPE" means Borrower and a Single Purpose Equityholder, if any.

"Restricted Party" means Sponsor, any Required SPE, Inland Member, Substitute Member, Permitted Affiliate Transferee, Affiliate REIT Transferee and Permitted Affiliate REIT.

"Revenues" means all rents (including percentage rent), rent equivalents, moneys payable as damages pursuant to a Lease or in lieu of rent or rent equivalents (including all Termination Fees), royalties (including all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower from any and all sources including any obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by Borrower and proceeds, if any, from business interruption or other loss of income insurance.

"Securitization" means a transaction in which all or any portion of the Loan is deposited into one or more trusts or entities that issue Certificates to investors, or a similar transaction; and the term "Securitize" and "Securitized" have meanings correlative to the foregoing.

"Single Member LLC" means a limited liability company that either (x) has only one member, or (y) has multiple members, none of which is a Single-Purpose Equityholder.

"Single-Purpose Equityholder" means a Special Purpose Entity that (x) is a limited liability company or corporation formed under the laws of the State of Delaware, (y) owns at least a 1% direct equity interest in Borrower, and (z) serves as the general partner or managing member of Borrower. As of the Closing Date, based on Borrower's existing organizational structure, a Single-Purpose Equityholder is not required.

"Sponsor" means Inland Real Estate Income Trust, Inc., a Maryland corporation.

"Substitute Member" has the meaning set forth in Section 5.25(e)(iii).

"Successor Borrower" means a Special Purpose Entity that is Controlled by one or more Qualified Equityholders.

"Transfer" means the sale or other whole or partial conveyance of all or any portion of the Collateral or any direct or indirect interest therein to a third party, including granting of any purchase options, rights of first refusal, rights of first offer or similar rights in respect of any portion of the Collateral or the subjecting of any portion of the Collateral to restrictions on transfer; except that the conveyance of a space lease at the Property in accordance herewith shall not constitute a Transfer.

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(c)             Assumption. From and after the four (4) month anniversary of the Closing Date, the initial Borrower shall have the right to contemporaneously Transfer all of the Collateral to a Successor Borrower that will assume all of the obligations of Borrower hereunder and under the other Loan Documents (an "Assumption"), provided no Event of Default or monetary Default is then continuing or would result therefrom and the following conditions are met to the reasonable satisfaction of Lender:

(i)              such Successor Borrower shall have executed and delivered to Lender an assumption agreement (including an assumption of the Mortgage in recordable form, if requested by Lender), in form and substance reasonably acceptable to Lender, evidencing its agreement to abide and be bound by the terms of the Loan Documents and containing representations substantially equivalent to those contained in Article 4 (REPRESENTATIONS AND WARRANTIES) (recast, as necessary, such that representations that specifically relate to Closing Date are remade as of the date of such assumption), and such other representations (and evidence of the accuracy of such representations) as Lender shall reasonably request;

(ii)            such Uniform Commercial Code financing statements as may be reasonably requested by Lender shall be filed;

(iii)          a Person satisfactory to Lender in its sole discretion assumes all obligations, liabilities, guarantees and indemnities of Sponsor and any other guarantor under the Loan Documents pursuant to documentation satisfactory to Lender (and upon such assumption by such Person, Sponsor and any other such guarantor shall be released from such obligations, liabilities, guarantees and indemnities);

(iv)          such Successor Borrower shall have delivered to Lender legal opinions of counsel reasonably acceptable to Lender that are equivalent to the opinions delivered to Lender on the Closing Date, including, to the extent necessary to satisfy a Rating Condition, nonconsolidation opinions that are reasonably satisfactory to Lender and satisfactory to each of the Rating Agencies; and Borrower and the Successor Borrower shall have delivered such other documents, certificates and legal opinions, including relating to REMIC matters, as Lender shall reasonably request;

(v)            such Successor Borrower shall have delivered to Lender all documents reasonably requested by it relating to the existence of such Successor Borrower and the due authorization of the Successor Borrower to assume the Loan and to execute and deliver the documents described in this Section, each in form and substance reasonably satisfactory to Lender, including a certified copy of the applicable resolutions from all appropriate persons, certified copies of the organizational documents of the Successor Borrower, together with all amendments thereto, and certificates of good standing or existence for the Successor Borrower issued as of a recent date by its state of organization and each other state where such entity, by the nature of its business, is required to qualify or register;

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(vi)          the Title Insurance Policy shall have been properly endorsed to reflect the Transfer of the Property to the Successor Borrower;

(vii)        the Rating Condition shall have been satisfied with respect to the legal structure of the Successor Borrower, the documentation of the Assumption and the related legal opinions; and

(viii)      Borrower shall have paid to Lender a nonrefundable assumption fee in an amount equal to 0.5% of the Principal outstanding under the Loan, and Borrower shall have reimbursed Lender for its reasonable out-of-pocket costs and expenses incurred in connection with such assumption.

(d)            Transfers of Equity Interests in Borrower. No direct or indirect equity interests in Borrower shall be conveyed or otherwise transferred to any Person, unless the following conditions are satisfied:

(i)              no Event of Default or monetary Default shall be continuing at the time of such conveyance or transfer;

(ii)            no Prohibited Change of Control or prohibited Lien shall occur as a result thereof;

(iii)          if any such conveyance or transfer results in Borrower ceasing to be Controlled by Sponsor (and in connection with each subsequent conveyance or transfer that again changes the identity of the Qualified Equityholder that Controls Borrower), Borrower shall have paid to Lender a transfer fee in an amount equal to 0.5% of the Principal outstanding under the Loan at the time of such conveyance or transfer;

(iv)          to the extent required to satisfy a Rating Condition, if such conveyance or transfer results in any Person acquiring more than 50% of the direct or indirect equity interest in any Required SPE (even if not constituting a Prohibited Change of Control), Borrower shall have delivered to Lender with respect to such Person a new non-consolidation opinion that in Lender's reasonable judgment satisfies the then current criteria of the Rating Agencies;

(v)            Borrower shall have paid the costs and expenses (if any) of the Rating Agencies and Servicers and reimbursed Lender for its reasonable out-of-pocket costs and expenses incurred in connection with any such conveyance or transfer; and

(vi)          Lender shall have received ten (10) days advance written notice of such conveyance or transfer.

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(e)             Additional Permitted Transfers. Notwithstanding anything to the contrary contained in the Loan Documents (including, without limitation, Sections 5.25(c) and (d) above), any Transfers or transfers of direct or indirect equity interests in Borrower completed in strict compliance with the following subsections shall be permitted under the Loan Documents, provided in conjunction with any Transfers or transfers permitted under this Section 5.25(e), (i) Borrower shall have paid the costs and expenses (if any) of the Rating Agencies and Servicers and reimbursed Lender for its reasonable out-of-pocket costs and expenses (including reasonable attorney's fees) incurred in connection with any such conveyance or transfer, and (ii) no Prohibited Change of Control or prohibited Lien shall occur as a result thereof;

(i)              Any issuance, hypothecation, sale or transfer of equity interests in Sponsor;

(ii)            Acquisition by Sponsor of a separate legal entity whether by merger, stock purchase, asset purchase or any other manner;

(iii)          The conveyance of 100% of the membership interests in Borrower to an entity (the "Substitute Member"), provided the following condition precedents are satisfied:

(1)            Lender shall have received ten (10) days advance written notice of such conveyance or transfer;

(2)            Sponsor affirms the entirety of its obligations as guarantor and indemnitor under the Guaranty and the Environmental Indemnity pursuant to the terms of an affirmation agreement reasonably acceptable to Lender, and Sponsor continues to satisfy any Net Worth and liquidity requirements of Guarantor which may be set forth in the Guaranty and the Environmental Indemnity;

(3)            Sponsor, or a wholly-owned (direct or indirect) subsidiary of Sponsor, retains not less than ten percent (10%) of the beneficial interests in the Substitute Member (such entity, the "Inland Member");

(4)            The Inland Member is appointed to serve, and does serve, as the manager/managing member/general partner as the case may be, of the Substitute Member and maintains the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of Borrower, whether through the ability to exercise voting power, by contract or otherwise;

(5)            no Event of Default or monetary Default shall be continuing at the time of such conveyance or transfer;

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(6)            Borrower shall have delivered to Lender legal opinions of counsel reasonably acceptable to Lender that are equivalent to the opinions delivered to Lender on the Closing Date, including, one or more Delaware legal opinion(s) regarding matters related to Single Member LLC's and to the extent necessary to satisfy a Rating Condition, nonconsolidation opinions that are reasonably satisfactory to Lender and satisfactory to each of the Rating Agencies; and Borrower, Substitute Member and Inland Member shall have delivered such other documents, certificates and legal opinions, including relating to REMIC matters, as Lender shall reasonably request;

(7)            Substitute Member and Inland Member shall have delivered to Lender all documents reasonably requested by it relating to the existence and due authorization of such Substitute Member and Inland Member, each in form and substance reasonably satisfactory to Lender, including a certified copy of the applicable resolutions from all appropriate Persons, certified copies of the organizational documents of the Substitute Member and Inland Member, together with all amendments thereto, and certificates of good standing or existence for the Substitute Member and Inland Member issued as of a recent date by its state of organization and each other state where such entity, by the nature of its business, is required to qualify or register;

(8)            Lender has received satisfactory evidence that Borrower, Substitute Member and Inland Member, as required by Lender, shall be a Special Purpose Entity; and

(9)            Lender has received payment by Borrower of a fee equal to Five Thousand and No/100 Dollars ($5,000.00).

(iv)          Either (a) an Assumption or (b) a transfer of the entire membership in the Borrower to a wholly owned subsidiary of Sponsor (the "Permitted Affiliate Transferee") provided the following condition precedents are satisfied:

(1)            Lender has received thirty (30) days advance written notice from Borrower;

(2)            no Event of Default or monetary Default shall be continuing at the time of such conveyance or transfer;

(3)            in regards to an Assumption to a Permitted Affiliate Transferee, the condition precedents set forth in Section 5.25(c) shall be satisfied in their entirety other than the requirement to pay the assumption fee set forth in Section 5.25(c)(viii) above (provided, Borrower shall have reimbursed Lender for its reasonable out-of-pocket costs and expenses incurred in connection with such Transfer);

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(4)            the credit worthiness of Sponsor has not materially deteriorated in the reasonable discretion of Lender from the Closing Date to the date of the proposed Assumption or transfer of membership interests, Sponsor affirms the entirety of its obligations as guarantor and indemnitor under the Guaranty and the Environmental Indemnity pursuant to the terms of an affirmation agreement reasonably acceptable to Lender, and Guarantor continues to satisfy any Net Worth and liquidity requirements of Guarantor which may be set forth in the Guaranty and the Environmental Indemnity;

(5)            in conjunction with an Assumption, the Permitted Affiliate Transferee and its managing member or general partner, as required by Lender, shall be a Single Purpose Entity;

(6)            in the case of a transfer of the membership interest in Borrower, (a) Borrower shall continue to be a Special Purpose Entity; (b) Borrower shall have delivered to Lender legal opinions of counsel reasonably acceptable to Lender that are equivalent to the opinions delivered to Lender on the Closing Date, including, one or more Delaware legal opinion(s) regarding matters related to Single Member LLC's and to the extent necessary to satisfy a Rating Condition, nonconsolidation opinions that are reasonably satisfactory to Lender and satisfactory to each of the Rating Agencies; and (c) Borrower and the Permitted Affiliate Transferee shall have delivered such other documents, certificates and legal opinions, including relating to REMIC matters, as Lender shall reasonably request;

(7)            Permitted Affiliate Transferee shall have delivered to Lender all documents reasonably requested by it relating to the existence and due authorization of such Permitted Affiliate Transferee, each in form and substance reasonably satisfactory to Lender, including a certified copy of the applicable resolutions from all appropriate Persons, certified copies of the organizational documents of the Permitted Affiliate Transferee, together with all amendments thereto, and certificates of good standing or existence for the Permitted Affiliate Transferee issued as of a recent date by its state of organization and each other state where such entity, by the nature of its business, is required to qualify or register; and

(8)            Lender has received payment by Borrower of a fee equal to Five Thousand and No/100 Dollars ($5,000.00).

(v)            Either (a) an Assumption or (b) a transfer of the entire membership in the Borrower to a Permitted Affiliate REIT (as hereinafter defined) or a Special Purpose Entity which is a wholly owned subsidiary of a Permitted Affiliate REIT (the "Affiliate REIT Transferee"), provided the following condition precedents are satisfied:

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(1)            Lender receives thirty (30) days advance written notice from Borrower;

(2)            no Event of Default or monetary Default shall be continuing at the time of such conveyance or transfer;

(3)            in regards to an Assumption, the condition precedents set forth in Section 5.25(c) shall be satisfied in their entirety other than the requirement to pay the assumption fee set forth in Section 5.25(c)(viii) above (provided, Borrower shall have reimbursed Lender for its reasonable out-of-pocket costs and expenses incurred in connection with such Transfer);

(4)            the Net Worth of the Permitted Affiliate REIT is no less than Seventy Five Million and No/100 Dollars ($75,000,000),

(5)            the Affiliate REIT Transferee shall assume all obligations, liabilities, guarantees and indemnities of Sponsor and any other guarantor under the Loan Documents pursuant to documentation satisfactory to Lender; and

(6)            the Affiliate REIT Transferee shall have delivered to Lender legal opinions of counsel reasonably acceptable to Lender that are equivalent to the opinions delivered to Lender on the Closing Date, including, to the extent necessary to satisfy a Rating Condition, nonconsolidation opinions that are reasonably satisfactory to Lender and satisfactory to each of the Rating Agencies; and Borrower and Affiliate REIT Transferee shall have delivered such other documents, certificates and legal opinions, including relating to REMIC matters, as Lender shall reasonably request;

(7)            such Affiliate REIT Transferee shall have delivered to Lender all documents reasonably requested by it relating to the existence of such Affiliate REIT Transferee and the due authorization of the Affiliate REIT Transferee, each in form and substance reasonably satisfactory to Lender, including a certified copy of the applicable resolutions from all appropriate Persons, certified copies of the organizational documents of the Affiliate REIT Transferee, together with all amendments thereto, and certificates of good standing or existence for the Affiliate REIT Transferee issued as of a recent date by its state of organization and each other state where such entity, by the nature of its business, is required to qualify or register; and

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(8)            Lender has received payment by Borrower of a fee equal to Five Thousand and No/100 Dollars ($5,000.00).

(vi)          Provided the condition precedents outlined below are satisfied, the merger of Sponsor with any of the following entities: (i) Inland American Real Estate Trust, Inc., a Maryland corporation, (ii) Inland Real Estate Investment Corporation, a Delaware corporation, (iii) Retail Properties of America, Inc. (formerly known as Inland Western Retail Real Estate Trust, Inc.), a Maryland corporation, (iv) Inland Diversified Real Estate Trust, Inc., a Maryland corporation, (v) any other real estate investment trust sponsored by Inland Real Estate Investment Corporation, (vi) Inland Real Estate Corporation, a Maryland corporation, or (vii) any other entity composed entirely of any of the foregoing, by merger or other business combination (the entities listed in (i) - (vii) are each hereinafter referred to as a "Permitted Affiliate REIT"):

(1)            Lender receives thirty (30) days advance written notice from Borrower;

(2)            the Net Worth and liquidity of the entity which survives the merger with the Permitted Affiliate REIT shall equal or exceed the Net Worth of Sponsor immediately prior to such merger and in any event the surviving entity shall continue to satisfy any Net Worth and liquidity requirements set forth in the Guaranty and the Environmental Indemnity;

(3)            if the entity which survives the merger is not Sponsor, the successor entity shall assume all obligations, liabilities, guarantees and indemnities of Sponsor and any other guarantor under the Loan Documents pursuant to documentation satisfactory to Lender;

(4)            if the entity which survives the merger is Sponsor, Sponsor shall affirm the entirety of its obligations as guarantor and indemnitor under the Guaranty and the Environmental Indemnity pursuant to the terms of an affirmation agreement reasonably acceptable to Lender; and

(5)            the satisfaction of the conditions outlined in Sections 5.25 (e)(v)(6) and (7) but as they relate to Sponsor and the Permitted Affiliate REIT.

(vii)        At any time other than the period commencing forty (40) days prior to a Securitization and ending thirty (30) days after a Securitization, the reconstitution or conversion of Sponsor from one legal entity type to another entity type, provided the following condition precedents are satisfied:

(1)            Lender receives thirty (30) days advance written notice from Borrower;

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(2)            the Net Worth and liquidity of the reconstituted entity shall equal or exceed the Net Worth of Sponsor immediately prior to such reconstitution and in any event the surviving entity shall continue to satisfy any Net Worth and liquidity requirements set forth in the Guaranty and the Environmental Indemnity;

(3)            the reconstituted entity shall assume all obligations, liabilities, guarantees and indemnities of Sponsor and any other guarantor under the Loan Documents pursuant to documentation satisfactory to Lender;

(4)            the satisfaction of the conditions outlined in Sections 5.25(e)(v)(6) and (7) but as they relate to the reconstituted entity; and

(5)            immediately following such reconstitution, the surviving entity shall be a public (but not necessarily listed on an exchange) entity.

(viii)      At any time other than the period commencing forty (40) days prior to a Securitization and ending thirty (30) days after a Securitization, transfer of up to fifty percent (50%) of the stock, limited partnership interests or membership interests, as appropriate, in a Restricted Party, provided, no such transfer shall result in a change of Management Control in such Restricted Party, and as a condition to each such transfer, Lender shall receive not less than thirty (30) days prior written notice and at all times Sponsor must continue to (i) have Management Control the applicable Restricted Party, and (i) own, directly or indirectly, not less than 10% of the legal and beneficial interest in the applicable Restricted Party.

Lender shall approve or disapprove any proposed transfer governed by this Section 5.25(e) within thirty (30) days of Lender's receipt of a written notice from Borrower requesting Lender's approval, provide such notice includes all information necessary to make such decision, and further provided that such written notice from Borrower shall conspicuously state, in large bold type, that "PURSUANT TO SECTION 5.25(e) OF THE LOAN AGREEMENT ENTERED BY BORROWER AND LENDER, A RESPONSE IS REQUIRED WITHIN THIRTY (30) DAYS OF LENDER'S RECEIPT OF THIS WRITTEN NOTICE." If Lender fails to disapprove any proposed transfer within such period, Borrower shall provide a second written notice requesting approval, which written notice shall conspicuously state, in large bold type, that "PURSUANT TO SECTION 5.25(e) OF THE LOAN AGREEMENT ENTERED BY BORROWER AND LENDER, THE MATTER DESCRIBED HEREIN SHALL BE DEEMED APPROVED IF LENDER DOES NOT RESPOND TO THE CONTRARY WITHIN FIVE (5) BUSINESS DAYS OF LENDER'S RECEIPT OF THIS WRITTEN NOTICE". Thereafter, if Lender does not disapprove the proposed transfer within said five (5) Business Day period, Lender's consent to the proposed transfer shall be deemed to have been given, provided, notwithstanding the foregoing, no such consent to the proposed transfer shall be deemed given unless and until Borrower shall have delivered confirmation in writing from the Rating Agencies that such proposed transfer will not result in the failure to satisfy the Rating Condition.

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5.26         Liens. Without Lender’s prior written consent, Borrower shall not create, incur, assume, permit or suffer to exist any Lien on all or any portion of the Property or any direct or indirect legal or beneficial ownership interest in Borrower, except Liens in favor of Lender and Permitted Encumbrances, unless such Lien is bonded or discharged within 30 days after Borrower first receives notice of such Lien.

5.27         Dissolution. Borrower shall not (i) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (ii) engage in any business activity not related to the ownership and operation of the Property or (iii) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the property or assets of Borrower except to the extent expressly permitted by the Loan Documents.

5.28         Expenses. Borrower shall reimburse Lender upon receipt of notice for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender or Servicer in connection with the Loan, including (i) the preparation, negotiation, execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby and all the costs of furnishing all opinions by counsel for Borrower; (ii) Borrower’s ongoing performance under and compliance with the Loan Documents, including confirming compliance with environmental and insurance requirements; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications of or under any Loan Document and any other documents or matters requested by Lender; (iv) filing and recording of any Loan Documents; (v) title insurance, surveys, inspections and appraisals; (vi) the creation, perfection or protection of Lender’s Liens in the Property (including fees and expenses for title and lien searches, intangibles taxes, personal property taxes, Mortgage, recording taxes, due diligence expenses, travel expenses, accounting firm fees, costs of appraisals, environmental reports and Lender’s Consultant, surveys and engineering reports); (vii) enforcing or preserving any rights in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, the Loan Documents, the Property, or any other security given for the Loan; (viii) fees charged by Servicer in any modification of the Loan and (ix) enforcing any obligations of or collecting any payments due from Borrower under any Loan Document or with respect to the Property or in connection with any refinancing or restructuring of the Loan in the nature of a “work-out”, or any insolvency or bankruptcy proceedings. Any costs and expenses due and payable by Borrower hereunder which are not paid by Borrower within ten (10) days after demand shall accrue interest at the Default Rate. The obligations and liabilities of Borrower under this Section 5.28 shall survive the Term and the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of the Property by foreclosure or a conveyance in lieu of foreclosure.

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5.29         Indemnity. Borrower shall defend, indemnify and hold harmless Lender and each of its Affiliates and their respective successors and assigns, including the directors, officers, partners, members, shareholders, participants, employees, professionals and agents of any of the foregoing (including any Servicer) and each other Person, if any, who Controls Lender, its Affiliates or any of the foregoing (each, an “Indemnified Party”), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for an Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto, court costs and costs of appeal at all appellate levels, investigation and laboratory fees, consultant fees and litigation expenses), that may be imposed on, incurred by, or asserted against any Indemnified Party (collectively, the “Indemnified Liabilities”) in any manner, relating to or arising out of or by reason of the Loan, including: (i) any breach by Borrower of its obligations under, or any misrepresentation by Borrower contained in, any Loan Document; (ii) the use or intended use of the proceeds of the Loan; (iii) any information provided by or on behalf of Borrower, or contained in any documentation approved by Borrower; (iv) ownership of the Mortgage, the Property or any interest therein, or receipt of any Rents; (v) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vi) any use, nonuse or condition in, on or about the Property or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vii) performance of any labor or services or the furnishing of any materials or other property in respect of the Property; (viii) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Substance on, from or affecting the Property; (ix) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Substance; (x) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Substance; (xi) any violation of the Environmental Laws which is based upon or in any way related to such Hazardous Substance, including the costs and expenses of any Remedial Work; (xii) any failure of the Property to comply with any Legal Requirement; (xiii) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease or other transaction involving the Property or any part thereof, or any liability asserted against Lender with respect thereto; and (xiv) the claims of any lessee of any portion of the Property or any Person acting through or under any lessee or otherwise arising under or as a consequence of any Lease; provided, however, that Borrower shall not have any obligation to any Indemnified Party hereunder to the extent that it is finally judicially determined that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of such Indemnified Party. Any amounts payable to any Indemnified Party by reason of the application of this paragraph shall be payable on demand and shall bear interest at the Default Rate from the date loss or damage is sustained by any Indemnified Party until paid. The obligations and liabilities of Borrower under this Section 5.29 shall survive the Term and the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of the Property by foreclosure or a conveyance in lieu of foreclosure.

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5.30         Patriot Act Compliance. (a) Borrower shall comply with the Patriot Act (as defined below) and all applicable requirements of governmental authorities having jurisdiction over Borrower and the Property, including those relating to money laundering and terrorism. Lender shall have the right to audit Borrower’s compliance with the Patriot Act and all applicable requirements of governmental authorities having jurisdiction over Borrower and the Property, including those relating to money laundering and terrorism. In the event that Borrower fails to comply with the Patriot Act or any such requirements of governmental authorities, then Lender may, at its option, cause Borrower to comply therewith and any and all reasonable costs and expenses incurred by Lender in connection therewith shall be secured by the Mortgage and the other Loan Documents and shall be immediately due and payable. For purposes hereof, the term “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.

(b) Neither Borrower nor any partner in Borrower or member of such partner nor any owner of a direct or indirect interest in Borrower (excluding any shareholders of Guarantor) (a) is listed on any Government Lists, (b) is a person who has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of OFAC or in any enabling legislation or other Presidential Executive Orders in respect thereof, (c) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense, or (d) is currently under investigation by any governmental authority for alleged criminal activity.

5.31         Intentionally Not Used.

5.32         Intentionally Not Used.

5.33         Financial Covenants.

(a)             Debt Service Coverage Ratio. The Borrower shall at all times maintain a minimum Debt Service Coverage Ratio of not less than 1.25:1.00 commencing with the testing period ending December 31, 2014 and continuing at the end of each semi-annual (December 31 and June 30) period thereafter until the Maturity Date; provided that if the foregoing test is not satisfied, Borrower may either prepay, or deposit into an escrow account pledged to Lender, the portion of the unpaid Principal required to satisfy such test. The Debt Service Coverage Ratio will be tested each period based on the report submitted by the Borrower pursuant to Section 6.3 hereof. If at any time the Debt Service Coverage Ratio is less than 1.25:1.00, then within sixty (60) days of the Lender’s request, Borrower shall deliver to Lender cash in the form of a prepayment or an escrow deposit in an amount necessary to reduce the Debt Service Coverage Ratio to less than or equal to 1.25:1.00 and Borrower’s failure to do so shall be considered an Event of Default. In the event that Borrower elects to deposit cash into an escrow account with Lender to satisfy the Debt Service Coverage Ratio, such deposit may be released from the escrow account provided Borrower maintains a minimum Debt Service Coverage Ratio of 1.25:1.00 for a contiguous period of ninety (90) days.

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(b)            Loan-to-Value Ratio. On the date of the Initial Advance, the Loan-to-Value Ratio, based on the “as stabilized” appraised value of the Property, shall not exceed 55%. On the date of each Additional Advance, the Loan to Value Ratio, based on the “as stabilized” appraised value of the Property, shall not exceed 55% or 50% of initial acquisition costs of the Property; provided that if the foregoing test is not satisfied, Borrower may prepay a portion of the unpaid Principal required to satisfy such test. If during the term of the Loan, another Appraisal is ordered, then the Loan to Value Ratio, based on the “as is” appraised value of the Property, shall not exceed 55%; provided that if the foregoing test is not satisfied, Borrower may prepay a portion of the unpaid Principal required to satisfy such test.

(c)             Appraisals. Lender at such times shall have the right to obtain an Appraisal for the Property at any time during the term of the Loan, at Lender’s expense (and at Borrower’s expense if Borrower fails to satisfy the Debt Service Coverage Ratio test), unless a Default shall have occurred and be continuing or unless required by any Governmental Authority, in which cases all Appraisals shall be at Borrower’s expense.

6.	NOTICES AND REPORTING

6.1            Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document (a “Notice”) shall be given in writing and shall be effective for all purposes if either hand delivered with receipt acknowledged, or by a nationally recognized overnight delivery service (such as Federal Express), or by certified or registered United States mail, return receipt requested, postage prepaid, or, with respect to routine or administrative notices (but specifically excluding notices of Default, Events of Default or acceleration of the Loan) by electronic mail, in each case addressed as follows (or to such other address or Person as a party shall designate from time to time by notice to the other party): If to Lender: 201 St. Charles Avenue, 29th Floor, New Orleans, Louisiana 70170, Attention: Mark Lemonier, Commercial Real Estate, with a copy to: Locke Lord LLP, 601 Poydras Street, Suite 2660, New Orleans, Louisiana 70130, Attn: Victoria M. de Lisle; if to Borrower: c/o Inland Real Estate Income Trust, Inc., 2901 Butterfield Road, Oak Brook, Illinois 60523, Attention: Principal Financial Officer with a copy to: The Inland Real Estate Group, Inc., 2901 Butterfield Road, Oak Brook, Illinois 60523, Attention: General Counsel. A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; in the case of overnight delivery, upon the first attempted delivery on a Business Day; or, in the case of electronic mail, at the time of delivery.

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6.2            Borrower Notices and Deliveries. Borrower shall (a) give prompt written notice to Lender of: (i) any litigation, governmental proceedings or claims or investigations pending or threatened against Borrower which might materially adversely affect Borrower’s condition (financial or otherwise) or business or the Property; (ii) any material adverse change in Borrower’s condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which Borrower has knowledge; and (b) furnish and provide to Lender: (i) any Securities and Exchange Commission or other public filings, if any, of Borrower, Manager, or any Affiliate of any of the foregoing within two (2) Business Days of such filing and (ii) all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, reasonably requested, from time to time, by Lender. In addition, after request by Lender (but no more frequently than twice in any year), Borrower shall furnish to Lender (x) within ten (10) days, a certificate addressed to Lender, its successors and assigns reaffirming all representations and warranties of Borrower set forth in the Loan Documents as of the date requested by Lender or, to the extent of any changes to any such representations and warranties, so stating such changes, and (y) within thirty (30) days, tenant estoppel certificates addressed to Lender, its successors and assigns from each tenant at the Property in form and substance reasonably satisfactory to Lender.

6.3            Financial Reporting.

6.3.1       Bookkeeping. Borrower shall keep on a calendar year basis, in accordance with GAAP or other accounting methods consistently applied, proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense and any services, Equipment or furnishings provided in connection with the operation of the Property, whether such income or expense is realized by Borrower, Manager or any Affiliate of Borrower. Lender shall have the right from time to time during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Borrower or other Person maintaining them, and to make such copies or extracts thereof as Lender shall desire. After an Event of Default, Borrower shall pay any costs incurred by Lender to examine such books, records and accounts, as Lender shall determine to be necessary or appropriate in the protection of Lender’s interest. Borrower shall cause Guarantor to comply in all respects with any financial reporting obligations provided for in any Loan Documents to which Guarantor is a party.

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6.3.2       Annual Reports. Borrower shall furnish or cause to be furnished to Lender annually, within one hundred twenty (120) days after each fiscal year end, or sixty (60) days after each fiscal year end in the case of clause (i): (i) rent rolls identifying the leased premises, names of all tenants, monthly rental and all other charges payable under each Lease, any concessions included in each Lease, date to which paid, term of Lease, date of occupancy, date of expiration; (ii) an aged receivables report; and (iii) a complete copy of Borrower’s and Guarantor’s annual financial statements, each in accordance with GAAP or other accounting methods consistently applied and containing balance sheets and statements of profit and loss for Borrower, Guarantor and the Property in such detail as Lender may reasonably request (provided that Guarantor’s Form 10K shall be sufficient to satisfy this requirement for Guarantor). All fiscal year-end financial statements of Guarantor shall be in the form of Guarantor’s Form 10-K, and shall contain all reports and disclosures required by generally accepted accounting principles for a fair presentation; provided, that the public filing of Guarantor’s Form 10-K shall, for purposes hereof, constitute the delivery of same as required herein (though Borrower or Guarantor shall, promptly following any request of Lender for same, promptly deliver to Lender an electronic version thereof). Each such statement (x) shall be in form and substance reasonably satisfactory to Lender, (y) in the case of Borrower’s annual financial statement, shall set forth the financial condition and the income and expenses for the Property for the immediately preceding calendar year, including statements of annual Net Operating Income and (z) shall be accompanied by a Compliance Certificate and an Officer’s Certificate certifying (1) that such statement is true, correct, complete and accurate and, in the case of Borrower’s annual financial statement, presents fairly the financial condition of the Property, and has been prepared in accordance with GAAP and (2) whether there exists a Default or Event of Default, and if so, the nature thereof, the period of time it has existed and the action then being taken to remedy it.

6.3.3       Quarterly Reports. Borrower shall furnish or cause to be furnished to Lender within sixty (60) days after the end of each period ending March 31, June 30 and September 30 (unless otherwise indicated below) the following items: (i) quarterly and year-to-date operating statements, noting Net Operating Income and other information necessary and sufficient under GAAP to fairly represent the financial position and results of operation of the Property during such period, all in form satisfactory to Lender and accompanied by a Compliance Certificate; (ii) a balance sheet as of such calendar period; (iii) an aged receivables report; (iv) Guarantor’s quarterly financial statements for the periods ending March 31, June 30 and September 30 (within sixty (60) days after the end of each period), each in accordance with GAAP and containing balance sheets and statements of profits and losses for Guarantor in such detail as Lender may request (provided that Guarantor’s Form 10Q shall be sufficient to satisfy this requirement for Guarantor); and (v) rent rolls identifying the leased premises, names of all tenants, monthly rental and all other charges payable under each Lease, any concessions included in each Lease, date to which paid, term of Lease, date of occupancy, date of expiration. All quarterly financial statements of Guarantor shall be in the form of Guarantor’s Form 10-K, and shall contain all reports and disclosures required by generally accepted accounting principles for a fair presentation; provided, that the public filing of Guarantor’s Form 10-Q shall, for purposes hereof, constitute the delivery of same as required herein (though Borrower or Guarantor shall, promptly following any request of Lender for same, promptly deliver to Lender an electronic version thereof).

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6.3.4       Other Reports. Borrower shall furnish to Lender, within twenty (20) Business Days after receipt, any tenant sales data to the extent it is required to be provided by a tenant under the terms of its Lease. Borrower shall furnish to Lender, within twenty (20) Business Days after request, such further detailed information with respect to the operation of the Property and the financial affairs of Borrower as may be reasonably requested by Lender.

6.3.5       Intentionally Not Used.

6.3.6       Intentionally Not Used.

6.3.7       Intentionally Not Used.

7.	INSURANCE; CASUALTY; AND CONDEMNATION

7.1            Insurance.

7.1.1       Coverage. Borrower, at its sole cost, for the mutual benefit of Borrower and Lender, shall obtain and maintain (or caused to be obtained and maintained) during the Term the following policies of insurance:

(a)             Property insurance insuring against loss or damage customarily included under so called “all risk” or “special form” policies including fire, lightning, vandalism, and malicious mischief, boiler and machinery and, if required by Lender, flood and/or earthquake coverage and coverage for damage or destruction caused by the acts of “Terrorists” (or such policies shall have no exclusion from coverage with respect thereto) and such other insurable hazards as, under good insurance practices, from time to time are insured against for other property and buildings similar to the premises in nature, use, location, height, and type of construction. Such insurance policy shall also insure for ordinance of law coverage, costs of demolition and increased cost of construction in amounts satisfactory to Lender. Each such insurance policy shall (i) be in an amount equal to the lesser of (A) 100% of the then replacement cost of the Improvements without deduction for physical depreciation and (B) the unpaid Principal, (ii) have deductibles no greater than the lesser of $100,000 or 5% of Net Operating Income per occurrence, (iii) be paid annually in advance and (iv) be on a replacement cost basis and contain either no coinsurance or, if coinsurance, an agreed amount endorsement, and shall cover, without limitation, all tenant improvements and betterments that Borrower is required to insure on a replacement cost basis. Lender shall be named Mortgagee and Loss Payee on a Standard Mortgagee Endorsement.

(b)            Flood insurance if any part of the Property is located in an area now or hereafter designated by the Federal Emergency Management Agency as a Zone “A” & “V” Special Hazard Area, or such other Special Hazard Area if Lender so requires in its reasonable discretion. Such policy shall (i) be in an amount equal to (A) 100% of the full replacement cost of the Improvements on the Property (without any deduction for depreciation) or (B) such other amount as agreed to by Lender and (ii) have a maximum permissible deductible of $5,000.

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(c)             Public liability insurance, including (i) “Commercial General Liability Insurance”, (ii) “Owned”, “Hired” and “Non Owned Auto Liability”, if applicable; and (iii) umbrella liability coverage for personal injury, bodily injury, death, accident and property damage, such insurance providing in combination no less than containing minimum limits per occurrence of $1,000,000 and $2,000,000 in the aggregate for any policy year with no deductible or self-insured retention; together with at least $25,000,000 excess and/or umbrella liability insurance for any and all claims. The policies described in this subsection shall also include coverage for elevators, escalators, independent contractors, “Contractual Liability” (covering, to the maximum extent permitted by law, Borrower’s obligation to indemnify Lender as required under this Agreement and the other Loan Documents), “Products” and “Completed Operations Liability” coverage.

(d)            Rental loss and/or business interruption insurance (i) with Lender being named as “Lender Loss Payee”, (ii) in an amount equal to one hundred percent (100%) of the projected Rents from the Property during the event that caused the loss of income, not to exceed an income amount of 18 months; and (iii) containing an extended period of indemnity endorsement which provides that after the physical loss to the Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of eighteen (18) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. The amount of such insurance shall be increased from time to time during the Term as and when the estimated or actual Rents increase.

(e)             Comprehensive boiler and machinery insurance covering all mechanical and electrical equipment against physical damage, rent loss and improvements loss and covering, without limitation, all tenant improvements and betterments that Borrower is required to insure pursuant to the lease on a replacement cost basis and in an amount equal to the lesser of (i) $2,000,000 and (ii) 100% of the full replacement cost of the Improvements on such Property (without any deduction for depreciation).

(f)             Worker’s compensation and disability insurance with respect to any employees of Borrower, as required by any Legal Requirement, when applicable.

(g)            During any period of construction, repair or restoration being conducted by Borrower and not otherwise insured by tenant, builder’s “all-risk” insurance on the so called completed value basis in an amount equal to not less than the full insurable value of the Property, against such risks (including fire and extended coverage and collapse of the Improvements to agreed limits) as Lender may request, in form and substance acceptable to Lender.

(h)            Coverage to compensate for ordinance of law the cost of demolition and the increased cost of construction in an amount satisfactory to Lender.

(i)              Such other insurance (including, but not limited to, environmental liability insurance, earthquake insurance, sinkhole insurance, mine subsidence insurance and windstorm insurance) as may from time to time be reasonably required by Lender in order to protect its interests.

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7.1.2       Policies. All policies of insurance (the “Policies”) required pursuant to Section 7.1.1 shall (i) be issued by companies approved by Lender and licensed to do business in the State, with a claims paying ability rating of A- or better in the current Best’s Insurance Reports; (ii) name Lender and its successors and/or assigns as their interest may appear as the mortgagee (in the case of property insurance), loss payee (in the case of business interruption/loss of rents coverage) and an additional insured (in the case of liability insurance); (iii) contain (in the case of property insurance) a Non-Contributory Standard Mortgagee Clause and a Lender’s Loss Payable Endorsement, or their equivalents, naming Lender as the person to which all payments made by such insurance company shall be paid; (iv) contain a waiver of subrogation against Lender; (v) be assigned and insurance certificates evidencing such Policies be delivered to Lender; (vi) contain such provisions as Lender deems reasonably necessary or desirable to protect its interest, including (A) endorsements providing that neither Borrower, Lender nor any other party shall be a co-insurer under the Policies, (B) that Lender shall receive prior written notice of any modification, reduction or cancellation of any of the Policies as it pertains to the Property, (C) an agreement whereby the insurer waives any right to claim any premiums and commissions against Lender, provided that the policy need not waive the requirement that the premium be paid in order for a claim to be paid to the insured and (D) providing that Lender is permitted to make payments to effect the continuation of such policy upon notice of cancellation due to non-payment of premiums; (vii) in the event any insurance policy (except for general public and other liability and workers compensation insurance) shall contain breach of warranty provisions, such policy shall provide that with respect to the interest of Lender, such insurance policy shall not be invalidated by and shall insure Lender regardless of (A) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by any named insured, (B) the occupancy or use of the premises for purposes more hazardous than permitted by the terms thereof, or (C) any foreclosure or other action or proceeding taken by Lender pursuant to any provision of the Loan Documents; and (viii) be satisfactory in form and substance to Lender and approved by Lender as to amounts, form, risk coverage, deductibles, loss payees and insureds. Borrower shall pay (x) Lender a review fee for an independent expert to review the Policies (not to exceed $900) on the date hereof and (y) the premiums for such Policies (the “Insurance Premiums”) as the same become due and payable, and shall furnish to Lender evidence of the renewal of each of the Policies together with (unless such Insurance Premiums have been paid by Lender pursuant to Section 3.3) receipts for or other evidence of the payment of the Insurance Premiums reasonably satisfactory to Lender. If Borrower does not furnish such evidence and receipts prior to the expiration of any expiring Policy, then Lender may, but shall not be obligated to, procure such insurance and pay the Insurance Premiums therefor, and Borrower shall reimburse Lender for the cost of such Insurance Premiums promptly on demand, with interest accruing at the Default Rate. Within thirty (30) days after request by Lender, Borrower shall deliver to Lender evidence reasonably satisfactory to Lender of the insurance coverage required to be maintained by Borrower hereunder. Within a reasonable time frame after request by Lender, Borrower shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, provided Lender has provided appraisals or other such documentation to justify the requested increase, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like.

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7.2            Casualty.

7.2.1       Notice; Restoration. If the Property is damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall give notice thereof to Lender within five (5) Business Days. Following the occurrence of a Casualty, Borrower, regardless of whether insurance proceeds are available, shall promptly proceed (or cause to restore, repair, replace or rebuild) to restore, repair, replace or rebuild the Property in accordance with Legal Requirements to be of at least equal value and of substantially the same character as prior to such damage or destruction, subject to the terms of the Leases.

7.2.2       Settlement of Proceeds. Subject to the terms of the Leases, if a Casualty covered by any of the Policies (an “Insured Casualty”) occurs where the loss does not exceed $250,000, provided no Default or Event of Default has occurred and is continuing, Borrower may settle and adjust any claim without the prior consent of Lender; provided such adjustment is carried out in a competent and timely manner, and Borrower is hereby authorized to collect and receipt for the insurance proceeds (the “Proceeds”). Subject to the terms of the Leases, in the event of an Insured Casualty where the loss equals or exceeds $250,000 (a “Significant Casualty”), Lender may, in its sole and reasonable discretion, settle and adjust any claim in conjunction with Borrower and agree with the insurer(s) on the amount to be paid on the loss, and the Proceeds shall be due and payable to Borrower and Lender and held by Lender in the Casualty/Condemnation Account and disbursed in accordance herewith. If Borrower or any party other than Lender is a payee on any check representing Proceeds with respect to a Significant Casualty, Borrower shall, subject to the terms of the Leases, immediately endorse, and cause all such third parties to endorse, such check payable to the order of Lender. The expenses incurred by Lender in the settlement, adjustment and collection of the Proceeds shall become part of the Debt and shall be reimbursed by Borrower to Lender upon demand. Notwithstanding anything to the contrary contained herein, if in connection with a Casualty any insurance carrier makes a payment under a property insurance Policy that Borrower proposes be treated as business or rental interruption insurance, then, notwithstanding any designation (or lack of designation) by the insurance carrier as to the purpose of such payment, as between Lender and Borrower, such payment shall not be treated as business or rental interruption insurance proceeds unless Borrower has demonstrated to Lender’s satisfaction that the remaining net Proceeds that will be received from the property insurance carriers are sufficient to pay 100% of the cost of fully restoring the Improvements or, if such net Proceeds are to be applied to repay the Debt in accordance with the terms hereof, that such remaining net Proceeds will be sufficient to pay the Debt in full.

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7.3            Condemnation.

7.3.1       Notice; Restoration. Borrower shall give Lender written Notice of the actual or threatened commencement of any condemnation or eminent domain proceeding affecting the Property (a “Condemnation”) within one (1) Business Day of actual constructive notice thereof, and shall deliver to Lender copies of any and all papers served in connection with such Condemnation. Following the occurrence of a Condemnation, Borrower, regardless of whether an Award is available but subject to the terms of the Leases, shall promptly proceed to restore, repair, replace or rebuild the Property in accordance with Legal Requirements to the extent practicable to be of at least equal value and of substantially the same character (and to have the same utility) as prior to such Condemnation.

7.3.2       Collection of Award. Notwithstanding any Condemnation (or any transfer made in lieu of or in anticipation of such Condemnation), Borrower shall continue to pay the Debt at the time and in the manner provided for in the Loan Documents, and the Debt shall not be reduced unless and until any award or payment in respect of a Condemnation (an “Award”) Award shall have been actually received and applied by Lender to expenses of collecting the Award and to discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided in the Note. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of such Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall be recoverable or shall have been sought, recovered or denied, to receive all or a portion of the Award sufficient to pay the Debt. Borrower shall cause any Award that is payable to Borrower to be paid directly to Lender. Lender shall hold such Award in the Casualty/Condemnation Account and disburse such Award in accordance with the terms hereof.

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7.4            Application of Proceeds or Award.

7.4.1       Application to Restoration. Subject to the terms of the Leases, if an Insured Casualty or Condemnation occurs where (i) the loss is in an aggregate amount less than the fifteen percent (15%) of the unpaid Principal, (ii) in the reasonable judgment of Lender, the Property can be restored within six months, and prior to six months before the scheduled Maturity Date and prior to the expiration of the rental or business interruption insurance with respect thereto, to the Property’s pre-existing condition and utility as existed immediately prior to such Insured Casualty or Condemnation and to an economic unit not less valuable and not less useful than the same was immediately prior to the Insured Casualty or Condemnation, and after such restoration will adequately secure the Debt and (iii) less than (x) thirty percent (30%), in the case of an Insured Casualty or (y) fifteen percent (15%), in the case of a Condemnation, of the rentable area of the Improvements has been damaged, destroyed or rendered unusable as a result of such Insured Casualty or Condemnation; (iv) the Leases remain in full force and effect during and after the completion of the Restoration (hereinafter defined); and (v) no Default or Event of Default shall have occurred and be then continuing, then the Proceeds or the Award, as the case may be (subject to the terms of the Leases, and after reimbursement of any expenses incurred by Lender), shall be applied to reimburse Borrower for the cost of restoring, repairing, replacing or rebuilding the Property (the “Restoration”), in the manner set forth herein. Borrower shall commence and diligently prosecute such Restoration. Except as may be provided in the Leases, Lender shall not be obligated to apply the Proceeds or Award to reimburse Borrower for the cost of Restoration unless, in addition to satisfaction of the foregoing conditions, both (x) Borrower shall pay (and if required by Lender, Borrower shall deposit with Lender in advance) all costs of such Restoration in excess of the net amount of the Proceeds or the Award made available pursuant to the terms hereof; and (y) Lender shall have received evidence reasonably satisfactory to it that during the period of the Restoration, the Rents will be at least equal to the sum of the operating expenses and Debt Service and other reserve payments required hereunder, as reasonably determined by Lender.

7.4.2       Application to Debt. Subject to the terms of the Leases, and except as provided in Section 7.4.1, any Proceeds and/or Award may, at the option of Lender in its discretion, be applied to the payment of (i) accrued but unpaid interest on the Note, (ii) the unpaid Principal and (iii) other charges due under the Note and/or any of the other Loan Documents or any Swap Agreement, or applied to reimburse Borrower for the cost of any Restoration, in the manner set forth in Section 7.4.3.

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7.4.3       Procedure for Application to Restoration. If Borrower is entitled to reimbursement out of the Proceeds or an Award held by Lender, such Proceeds or Award shall be disbursed from time to time from the Casualty/Condemnation Account upon Lender being furnished with (i) evidence reasonably satisfactory to Lender of the estimated cost of completion of the Restoration, (ii) a fixed price or guaranteed maximum cost construction contract for Restoration satisfactory to Lender, (iii) prior to the commencement of Restoration, all immediately available funds in addition to the Proceeds or Award that in Lender’s judgment are required to complete the proposed Restoration, (iv) such architect’s certificates, waivers of lien, contractor’s sworn statements, title insurance endorsements, bonds, plats of survey, permits, approvals, licenses and such other documents and items as Lender may reasonably require and approve in Lender’s discretion, and (iv) all plans and specifications for such Restoration, such plans and specifications to be approved by Lender prior to commencement of any work. Lender may, at Borrower’s expense, retain a consultant to review and approve all requests for disbursements, which approval shall also be a condition precedent to any disbursement. No payment made prior to the final completion of the Restoration shall exceed ninety percent (90%) of the value of the work performed from time to time; funds other than the Proceeds or Award shall be disbursed prior to disbursement of such Proceeds or Award; and at all times, the undisbursed balance of such Proceeds or Award remaining in the hands of Lender, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Lender by or on behalf of Borrower for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the cost of completion of the Restoration, free and clear of all Liens or claims for Lien. Provided no Default or Event of Default then exists, any surplus that remains out of the Proceeds held by Lender after payment of such costs of Restoration shall be paid to Borrower. Any surplus that remains out of the Award received by Lender after payment of such costs of Restoration shall, in the discretion of Lender, be retained by Lender and applied to payment of the Debt or returned to Borrower.

8.	DEFAULTS

8.1            Events of Default. An “Event of Default” shall exist with respect to the Loan if any of the following shall occur:

(a)             any portion of the Debt is not paid in full within ten (10) days of each Payment Date or Borrower shall fail to pay when due any payment required under Sections 3.6 and 3.7, as applicable;

(b)            any of the Taxes are not paid prior to becoming delinquent, subject to Borrower’s right to contest Taxes in accordance with Section 5.2;

(c)             the Policies are not kept in full force and effect, or are not delivered to Lender upon request;

(d)            a Transfer other than a Permitted Transfer occurs;

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(e)             any representation or warranty made by Borrower or Guarantor or in any Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished by Borrower or Guarantor in connection with any Loan Document, shall be false or misleading in any material respect as of the date the representation or warranty was made;

(f)             Borrower or Guarantor shall (i) make an assignment for the benefit of creditors, or (ii) shall generally not be paying its debts as they become due;

(g)            a receiver, liquidator or trustee shall be appointed for Borrower or Guarantor; or Borrower or Guarantor shall be adjudicated a bankrupt or insolvent; or any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower or Guarantor, as the case may be; or any proceeding for the dissolution or liquidation of Borrower or Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower or Guarantor, as the case may be, only upon the same not being discharged, stayed or dismissed within sixty (60) days;

(h)            Borrower breaches any covenant contained in Sections 5.12, 5.13, 5.15, 5.22 or 5.28;

(i)              except as expressly permitted hereunder, the actual or threatened alteration, improvement, demolition or removal of all or any portion of the Improvements without the prior written consent of Lender;

(j)              an Event of Default as defined or described elsewhere in this Agreement or in any other Loan Document occurs; or any other event shall occur or condition shall exist, if the effect of such event or condition is to accelerate or to permit Lender to accelerate the maturity of any portion of the Debt;

(k)            a default occurs under any term, covenant or provision set forth herein or in any other Loan Document which specifically contains a notice requirement or grace period and such notice has been given and such grace period has expired;

(l)              a default by Borrower and/or any of its Affiliates under any Swap Agreement, beyond any applicable cure period, if any; or

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(m)          a default shall be continuing under any of the other terms, covenants or conditions of this Agreement or any other Loan Document not otherwise specified in this Section 8.1, for ten days after notice to Borrower (and Guarantor, if applicable) from Lender, in the case of any default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other default; provided, however, that if such non-monetary default is susceptible of cure but cannot reasonably be cured within such 30-day period, and Borrower (or Guarantor, if applicable) shall have commenced to cure such default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for an additional period of time as is reasonably necessary for Borrower (or Guarantor, if applicable) in the exercise of due diligence to cure such default, such additional period not to exceed sixty (60) days.

8.2            Remedies.

8.2.1       Acceleration. Upon the occurrence and during the continuance of an Event of Default (other than an Event of Default described in paragraph (f) or (g) of Section 8.1) and at any time and from time to time thereafter, in addition to any other rights or remedies available to it pursuant to the Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Property; including declaring the Debt to be immediately due and payable (including unpaid interest, Default Rate interest, Late Payment Charges, and any other amounts owing by Borrower), without notice or demand; and upon any Event of Default described in paragraph (f) or (g) of Section 8.1, the Debt (including unpaid interest, Default Rate interest, Late Payment Charges, and any other amounts owing by Borrower) shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained in any Loan Document to the contrary notwithstanding.

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8.2.2       Remedies Cumulative. Upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under the Loan Documents or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared, or be automatically, due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth in the Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing, (i) to the extent permitted by applicable law, Lender is not subject to any “one action” or “election of remedies” law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property, the Mortgage has been foreclosed, the Property has been sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full. To the extent permitted by applicable law, nothing contained in any Loan Document shall be construed as requiring Lender to resort to any portion of the Property for the satisfaction of any of the Debt in preference or priority to any other portion, and Lender may seek satisfaction out of the entire Property or any part thereof, in its discretion.

8.2.3       Severance. Provided that the weighted average interest of the Loan does not increase (subject to any fluctuations in LIBOR), Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents in such denominations and priorities of payment and liens as Lender shall determine in its discretion for purposes of evidencing and enforcing its rights and remedies. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender.

8.2.4       Delay. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default, or the granting of any indulgence or compromise by Lender shall impair any such remedy, right or power hereunder or be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon. Notwithstanding any other provision of this Agreement, Lender reserves the right to seek a deficiency judgment or preserve a deficiency claim in connection with the foreclosure of the Mortgage to the extent necessary to foreclose on all or any portion of the Property, the Rents, the Cash Management Accounts or any other collateral.

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8.2.5       Lender’s Right to Perform. If Borrower fails to perform any covenant or obligation contained herein and such failure shall continue for a period of five Business Days after Borrower’s receipt of written notice thereof from Lender, without in any way limiting Lender’s right to exercise any of its rights, powers or remedies as provided hereunder, or under any of the other Loan Documents, Lender may, but shall have no obligation to, perform, or cause performance of, such covenant or obligation, and all costs, expenses, liabilities, penalties and fines of Lender incurred or paid in connection therewith shall be payable by Borrower to Lender upon demand and if not paid shall be added to the Debt (and to the extent permitted under applicable laws, secured by the Mortgage and other Loan Documents) and shall bear interest thereafter at the Default Rate. Notwithstanding the foregoing, Lender shall have no obligation to send notice to Borrower of any such failure.

9.	Sale of Note; Secondary Market Transactions

9.1            Sale of Note. Lender shall have the right at any time and from time to time (i) to sell or otherwise transfer the Loan or any portion thereof or the Loan Documents or any interest therein to one or more investors, or (ii) to sell participation interests in the Loan to one or more investors. In connection with any such sale, transfer or participation of the Loan or any portion thereof, Borrower, at no cost to Borrower and with no change in interest rate except as such rate may be adjusted each Interest Period hereunder, shall use all reasonable efforts and cooperate fully and in good faith with Lender and otherwise assist Lender in consummating any such sale, transfer or participation. All information regarding Borrower, Guarantor or the Property may be furnished, without liability to Lender, to any prospective purchaser or participant in the Loan. All documents, financial statements, appraisals and other data relevant to Borrower, Guarantor or the Loan may be exhibited to and retained by any such purchaser or participant in its files. In such event, Lender or the servicer shall provide Borrower with full contact information for each owner and servicer of the Loan.

9.2            Secondary Market Transactions. Lender shall have the right at any time and from time to time to securitize the Loan or any portion thereof in a single asset securitization or a pooled loan securitization of rated single or multi-class securities secured by or evidencing ownership interests in the Note and the Mortgage (each such securitization is referred to herein as a “Secondary Market Transaction”). In connection with any such Secondary Market Transaction, Borrower, at no cost to Borrower and with no change in interest rate except as such rate may be adjusted each Interest Period hereunder, shall use all reasonable efforts and cooperate fully and in good faith with Lender and otherwise assist Lender in satisfying the market standards to which Lender customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with any such Secondary Market Transactions. All information regarding Borrower, Guarantor or the Property may be furnished, without liability to Lender, to any Person deemed necessary by Lender in connection with such Secondary Market Transaction. All documents, financial statements, appraisals and other data relevant to Borrower, Guarantor or the Loan may be exhibited to and retained by any such Person. In such event, Lender or the servicer shall provide Borrower with full contact information for each owner and servicer of the Loan.

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10.	MISCELLANEOUS

10.1         Exculpation. Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest and rights under the Loan Documents, or in the Property, the Rents or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Property, in the Rents and in any other collateral given to Lender, and Lender shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under or by reason of or under or in connection with any Loan Document. The provisions of this Section shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by any Loan Document; (ii) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Mortgage; (iii) affect the validity or enforceability of any of the Loan Documents or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of the Assignment of Leases; (vi) constitute a prohibition against Lender to commence any other appropriate action or proceeding in order for Lender to fully realize the security granted by the Mortgage or to exercise its remedies against the Property; or (vii) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following (all such liability and obligation of Borrower for any or all of the following being referred to herein as “Borrower’s Recourse Liabilities”):

(a)             fraud or intentional misrepresentation by Borrower or Guarantor in connection with obtaining the Loan;

(b)            physical waste of the Property or any portion thereof, or after an Event of Default the removal or disposal of any portion of the Property (except to the extent permitted under the Leases);

(c)             any Proceeds paid by reason of any Insured Casualty or any Award received in connection with a Condemnation or other sums or payments attributable to the Property not applied in accordance with the provisions of the Loan Documents (except to the extent that Borrower did not have the legal right, because of the terms of the Leases, a bankruptcy, receivership or similar judicial proceeding, to direct disbursement of such sums or payments);

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(d)            all Rents of the Property received or collected by or on behalf of the Borrower after an Event of Default and not applied to payment of Principal and interest due under the Note, and to the payment of actual and reasonable operating expenses of the Property, as they become due or payable (except to the extent that such application of such funds is prevented by bankruptcy, receivership, or similar judicial proceeding in which Borrower is legally prevented from directing the disbursement of such sums);

(e)             misappropriation (including failure to turn over to Lender on demand following an Event of Default) of tenant security deposits and rents collected in advance, or of funds held by Borrower for the benefit of another party;

(f)             the failure to pay Taxes before they become delinquent, limited to the extent cash flow is available from the operation of the Property to pay such Taxes;

(g)            the breach of any representation, warranty, covenant or indemnification in any Loan Document concerning Environmental Laws or Hazardous Substances, including Sections 4.21 and 5.8, and clauses (viii) through (xi) of Section 5.29;

(h)            the gross negligence or willful misconduct of Borrower; or

(i)              failure to pay (or cause to be paid) charges for labor or materials or other charges that can create Liens on any portion of the Property (limited to the extent cash flow is available from the operation of the Property), unless such charges are the subject of a bona fide dispute in which Borrower is contesting the amount or validity thereof.

Notwithstanding anything to the contrary in this Agreement or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt in accordance with the Loan Documents, and (B) Lender’s agreement not to pursue personal liability of Borrower as set forth above SHALL BECOME NULL AND VOID and shall be of no further force and effect, and the Debt shall be fully recourse to Borrower in the event that one or more of the following occurs (each, a “Springing Recourse Event”): (i) an Event of Default described in Section 8.1(d) shall have occurred or (ii) a breach of the covenants set forth in Section 5.13, or (iii) the occurrence of any condition or event described in either Section 8.1(f)(i) or Section 8.1(g) and, with respect to such condition or event described in Section 8.1(g), either Borrower, Guarantor or any Person owning an interest (directly or indirectly) in Borrower or Guarantor consents to, aids, solicits, supports, or otherwise cooperates or colludes to cause such condition or event or fails to contest such condition or event, or (iv) Borrower creates, incurs, assumes, permits or suffers to exist any Lien on all or any portion of the Property or any direct or indirect legal or beneficial ownership interest in Borrower, excepting only the Permitted Encumbrances, or incurs any indebtedness other than the Permitted Indebtedness or (v) an act or omission of any of Borrower or Guarantor or Affiliate of any thereof which hinders, delays or interferes with Lender’s enforcement of its rights hereunder or under any other Loan Document or the realization of the collateral, including the assertion by any of Borrower or Guarantor of defenses or counterclaims unless Borrower or Guarantor, as the case may be, is the prevailing party in the action in which such defense or counterclaim is asserted.

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10.2         Brokers and Financial Advisors. (a) Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the Loan. Borrower shall indemnify and hold Lender harmless from and against any and all claims, liabilities, costs and expenses (including attorneys’ fees, whether incurred in connection with enforcing this indemnity or defending claims of third parties) of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower in connection with the transactions contemplated herein. The provisions of this Section 10.2 shall survive the expiration and termination of this Agreement and the repayment of the Debt.

(b) Notwithstanding anything in Section 10.2(a) above to the contrary, Borrower hereby acknowledges that (i) at Lender’s sole discretion, Broker may receive further consideration from Lender relating to the Loan or any other matter for which Lender may elect to compensate Broker pursuant to a separate agreement between Lender and Broker and (ii) Lender shall have no obligation to disclose to Borrower the existence of any such agreement or the amount of any such additional consideration paid or to be paid to Broker whether in connection with the Loan or otherwise.

10.3         Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as any of the Debt is unpaid or such longer period if expressly set forth in this Agreement. All Borrower’s covenants and agreements in this Agreement shall inure to the benefit of the respective legal representatives, successors and assigns of Lender.

10.4         Lender’s Discretion. Whenever pursuant to this Agreement or any other Loan Document, Lender exercises any right given to it to approve or disapprove, or consent or withhold consent, or any arrangement or term is to be satisfactory to Lender or is to be in Lender’s discretion, the decision of Lender to approve or disapprove, to consent or withhold consent, or to decide whether arrangements or terms are satisfactory or not satisfactory, or acceptable or unacceptable or in Lender’s discretion shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

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10.5         Governing Law.

(a)             THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF LOUISIANA AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF LOUISIANA, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF LOUISIANA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS CREATED PURSUANT TO THE LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF LOUISIANA SHALL GOVERN THE VALIDITY AND THE ENFORCEABILITY OF ALL LOAN DOCUMENTS AND THE DEBT. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF LOUISIANA.

(b)            ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN ORLEANS PARISH, LOUISIANA, AND BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT CHAD MORROW AT SHER GARNER, AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN LOUISIANA, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE OF BORROWER MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER (UNLESS LOCAL LAW REQUIRES ANOTHER METHOD OF SERVICE), IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF LOUISIANA. BORROWER (i) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (ii) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN

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LOUISIANA (WHICH OFFICE SHALL BE DESIGNATED AS THE ADDRESS FOR SERVICE OF PROCESS), AND (iii) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN LOUISIANA OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

10.6         Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on Borrower shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any other Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under any Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under the Loan Documents, or to declare an Event of Default for failure to effect prompt payment of any such other amount.

10.7         Trial by Jury. BORROWER AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EITHER PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER.

10.8         Headings/Exhibits. The Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. The Exhibits attached hereto, are hereby incorporated by reference as a part of the Agreement with the same force and effect as if set forth in the body hereof.

10.9         Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

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10.10     Preferences. Upon the occurrence and continuance of an Event of Default, Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the Debt. To the extent Borrower makes a payment to Lender, or Lender receives proceeds of any collateral, which is in whole or part subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Debt or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender. This provision shall survive the expiration or termination of this Agreement and the repayment of the Debt.

10.11     Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or any other Loan Document specifically and expressly requires the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which no Loan Document specifically and expressly requires the giving of notice by Lender to Borrower.

10.12     Remedies of Borrower. If a claim or adjudication is made that Lender or any of its agents, including Servicer, has acted unreasonably or unreasonably delayed acting in any case where by law or under any Loan Document, Lender or any such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents, including Servicer, shall be liable for any monetary damages, and Borrower’s sole remedy shall be to commence an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment. Borrower specifically waives any claim against Lender and its agents, including Servicer, with respect to actions taken by Lender or its agents on Borrower’s behalf.

10.13     Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements, understandings and negotiations among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents.

10.14     Offsets, Counterclaims and Defenses. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents, including Servicer, or otherwise offset any obligations to make payments required under the Loan Documents. Any assignee of Lender’s interest in and to the Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which Borrower may otherwise have against any assignor of such documents, and no such offset, counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents, and any such right to interpose or assert any such offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

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10.15     Intentionally Not Used.

10.16     No Usury. Borrower and Lender intend at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under state law) and that this Section 10.16 shall control every other agreement in the Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under the Note or any other Loan Document, or contracted for, charged, taken, reserved or received with respect to the Debt, or if Lender’s exercise of the option to accelerate the maturity of the Loan or any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Borrower’s and Lender’s express intent that all excess amounts theretofore collected by Lender shall be credited against the unpaid Principal and all other Debt (or, if the Debt has been or would thereby be paid in full, refunded to Borrower), and the provisions of the Loan Documents immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained in any Loan Document, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

10.17     Conflict; Construction of Documents. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that each is represented by separate counsel in connection with the negotiation and drafting of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party that drafted them.

10.18     No Third Party Beneficiaries. The Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in any Loan Document shall be deemed to confer upon anyone other than the Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained therein.

10.19     Intentionally Not Used.

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10.20     Assignment. The Loan, the Note, the Loan Documents and/or Lender’s rights, title, obligations and interests therein may be assigned by Lender and any of its successors and assigns to any Person at any time in its discretion, in whole or in part, whether by operation of law (pursuant to a merger or other successor in interest) or otherwise. Upon such assignment, all references to Lender in this Loan Agreement and in any Loan Document shall be deemed to refer to such assignee or successor in interest and such assignee or successor in interest shall thereafter stand in the place of Lender. Borrower may not assign its rights, title, interests or obligations under this Loan Agreement or under any of the Loan Documents.

10.21     Set-Off. Upon the occurrence of an Event of Default, in addition to any rights and remedies of Lender provided by this Loan Agreement and by law, Lender shall have the right, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender or any Affiliate thereof to or for the credit or the account of Borrower. Lender agrees promptly to notify Borrower after any such set-off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

10.22     Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

IREIT Lynchburg Lakeside, L.L.C., a Delaware limited liability company

By:	Inland Real Estate Income Trust, Inc., a Maryland corporation, its sole member

	By:	/s/ David Lichterman
	Name:	David Lichterman
	Its:	V.P.

LENDER:

CAPITAL ONE, NATIONAL ASSOCIAITON

By:	/s/ Mark Lemonier
Name:	Mark Lemonier
Title:	Vice-President

Schedule 1

Intentionally Not Used

Schedule 2

Exceptions to Representations and Warranties

NONE

Schedule 3

Rent Rolls

Schedule 4

Organization of Borrower

DIAGRAM FOR OWNERSHIP

Schedule 4.6

Condemnation

The City of Lynchburg is conducting hearings with regard to the existing and anticipated traffic impacts in providing access from the Property to the un-named public road to the west of the Property, and in providing northbound and southbound access from the Property to Whitehall Road.

Schedule 4.16

Account Receivable Report

Schedule 5

Definition of Special Purpose Entity

"Special Purpose Entity" means a Person that:

(a) was formed under the laws of the State of Delaware solely for the purpose of acquiring and holding (i) in the case of Borrower, an ownership interest in the Property, or (ii) in the case of a Single-Purpose Equityholder, an ownership interest in Borrower;

(b) does not engage in any business unrelated to (i) the Property, or (ii) in the case of a Single-Purpose Equityholder, its ownership interest in Borrower;

(c) does not own any assets other than those related to (i) its interest in the Property, or (ii) in the case of a Single-Purpose Equityholder, its ownership interest in Borrower (and in the case of Borrower, does not and will not own any assets on which Lender does not have a Lien, other than excess cash that has been released to Borrower pursuant hereto);

(d) does not have any Debt other than, (i) in the case of Borrower, Permitted Indebtedness, or (ii) in the case of a Single-Purpose Equityholder, reasonable and customary administrative expenses and state franchise taxes;

(e) maintains books, accounts, records and financial statements that are separate and apart from those of any other Person (except that (y) such Person's financial position, assets, results of operations and cash flows may be included in the consolidated financial statements of an affiliate of such Person in accordance with GAAP, provided that (i) any such consolidated financial statements do not suggest in any way that such Person's assets are available to satisfy the claims of its affiliate's creditors and (ii) such assets shall also be listed on such Person's own separate balance sheet, and (z) Net Operating Income from the Property may be held in an Eligible Account maintained by the Manager on behalf of Borrower and wholly-owned subsidiaries of Sponsor wherein the funds attributable to the Property can be identified through a book-entry subaccount and applied in accordance with the terms of this Agreement);

(f) is subject to and complies with all of the limitations on powers and separateness requirements set forth in the organizational documentation of such Person as of the Closing Date;

(g) holds itself out as being a Person separate and apart from each other Person and not as a division or part of another Person;

(h) conducts its business in its own name;

(i) exercises reasonable efforts to correct any known misunderstanding actually known to it regarding its separate identity, and maintains an arm's-length relationship with its affiliates;

(j) subject to clause (o) below, pays its own liabilities out of its own funds, including the salaries of its own employees, if any (provided that the foregoing shall not require such Person's equityholders to make any additional capital contributions to such Person) and reasonably allocates any overhead that is shared with an affiliate, including paying for shared office space and services performed by any officer or employee of an affiliate;

(k) maintains a sufficient number of employees, if any, in light of its contemplated business operations;

(l) intentionally deleted;

(m) maintains its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(n) observes all applicable entity-level formalities in all material respects;

(o) does not commingle its assets with those of any other Person and holds its assets in its own name, provided, absent an Event of Default, Net Operating Income from the Property may be held in an Eligible Account maintained by the Manager on behalf of Borrower and wholly-owned subsidiaries of Sponsor wherein the funds attributable to the Property can be commingled with other funds belonging to the other wholly owned subsidiaries of Sponsor so long as such funds attributable to the Property can be identified through a book-entry subaccount and applied in accordance with the terms of this Agreement;

(p) does not assume, guarantee or become obligated for the debts of any other Person, and does not hold out its credit as being available to satisfy the obligations or securities of others;

(q) does not acquire obligations or securities of its direct or indirect equityholders;

(r) does not pledge its assets for the benefit of any other Person and does not make any loans or advances to any other Person;

(s) maintains adequate capital in light of its contemplated business operations for the following thirty (30) day period (provided that the foregoing shall not require such Person's partners, members or shareholders to make any additional capital contributions to such Person);

(t) intentionally deleted;

(u) if such entity is a Single Member LLC, has organizational documents that provide that upon the occurrence of any event (other than a permitted equity transfer) that causes its sole member to cease to be a member while the Loan is outstanding, its special member shall automatically be admitted as the sole member of the Single Member LLC and shall preserve and continue the existence of the Single Member LLC without dissolution; and

(v) has by-laws or an operating agreement, or has a Single-Purpose Equityholder with by-laws or an operating agreement, which provides that, for so long as the Loan is outstanding, such Person shall not take or consent to any of the following actions except to the extent expressly permitted in this Agreement and the other Loan Documents:

(i) the dissolution, liquidation, consolidation, merger or sale of all or substantially all of its assets (and, in the case of a Single-Purpose Equityholder, the assets of Borrower);

(ii) the engagement by such Person (and, in the case of a Single-Purpose Equityholder, the engagement by Borrower) in any business other than the acquisition, development, management, leasing, ownership, maintenance and operation of the Property and activities incidental thereto (and, in the case of a Single-Purpose Equityholder, activities incidental to the acquisition and ownership of its interest in Borrower);

(iii) the filing, or consent to the filing, of a bankruptcy or insolvency petition, any general assignment for the benefit of creditors or the institution of any other insolvency proceeding, the seeking or consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official in respect of such Person, admitting in writing in an insolvency proceeding such Person's inability to pay its debts generally as they become due, or the taking of any action in furtherance of any of the foregoing, in each case, in respect of itself or, in the case of a Single-Purpose Equityholder, in respect of Borrower without the affirmative vote of its members, partners or owners; and

(iv) any amendment or modification of any provision of its (and, in the case of a Single-Purpose Equityholder, Borrower's) organizational documents relating to qualification as a "Special Purpose Entity".

Exhibit A

Additional Advance Conditions

Each advance of the Loan following the Initial Advance shall be subject to Lender’s receipt, review, approval and/or confirmation of the following:

1.	Borrower shall have submitted to Lender a request for advance that contains a calculation of the amount of the advance requested by Borrower, together with supporting documentation.
2.	There shall exist no Event of Default (currently and after giving effect to the requested advance).
3.	The representations and warranties contained in this Agreement and in all other Loan Documents are true and correct in all material respects; provided, that Borrower may provide Lender with an updated rent roll which shall serve as the “Rent Roll” for the purposes of Section 4.16 in place of Schedule 3 to this Agreement.
4.	Such advance shall be secured by the Loan Documents, subject only to Permitted Encumbrances, as evidenced by a date down of title and title insurance endorsements satisfactory to Lender.
5.	Borrower shall have executed an amendment to the Mortgage in form and substance satisfactory to Lender to add tax parcel 23102008 as collateral for the Loan and in connection therewith delivered to Lender an endorsement to the Title Insurance Policy and an update to the survey of the Property.
6.	Borrower shall have paid Lender’s costs and expenses in connection with such advance (including title charges, and the reasonable costs and expenses of Lender’s inspector and attorneys).
7.	Borrower shall have delivered to Lender all information and items required by Lender pursuant to Section 6.3 and Section 7.1, and Borrower shall have satisfied all financial covenants set forth in Section 5.33 hereof.
8.	Lender shall have no obligation to make (i) Additional Advances more often than once in any one month period or (ii) any Additional Advances after December 22, 2015.
9.	At the option of Lender each advance request shall be submitted to Lender at least ten (10) Business Days prior to the date of the requested advance.

10.	Each request for and acceptance of a Loan advance shall be deemed to constitute, as of the date of such request or acceptance, a representation and warranty by Borrower that the statements contained in paragraphs 2 and 3 above are true and correct.
11.	No change shall have occurred in the financial condition of Borrower, any Guarantor or the Property, or in the financial condition of any Major Tenant, which would have, in Lender’s reasonable judgment, a material adverse effect on the Loan, the Property, or Borrower’s ability to perform its obligations under the Loan Documents.
12.	The tenant under the Lease for which an Additional Advance is requested is in occupancy, has accepted the leased premises and is paying rent under the Lease, without offset, credit or defense, except as otherwise agreed to by Lender, as evidenced by a copy of such new Lease, which shall satisfy the requirements of Section 5.10.2.
13.	Borrower shall have furnished Lender with (a) a true and correct copy of the final and unconditional certificate of occupancy for the space under said Lease, issued without restriction by the appropriate governmental authority having jurisdiction over the Property.
14.	Debt Yield shall be at least eleven percent (11%).
15.	Such other information and/or documentation as Lender may reasonably require in connection with such Additional Advance.

Exhibit B

Form of Compliance Certificate

Financial Statement Date: _________, ____

To: Capital One, National Association

Ladies and Gentlemen:

Reference is made to that certain Loan Agreement, dated [___________ ___], 20[__] (as amended, modified, supplemented, extended, renewed or replaced from time to time, the “Loan Agreement;” the terms defined therein being used herein as therein defined), among [_______________] (the “Borrower”) and Capital One, National Association (“Lender”).

The undersigned, hereby certifies as of the date hereof that he/she is the [_____________] of Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to Lender on the behalf of Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.               Borrower has delivered the year-end consolidated financial statements of Borrower, required by Section 6.3.2 of the Loan Agreement for the fiscal year ended as of the above date.

2.               The undersigned has reviewed and is familiar with the terms of the Loan Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of Borrower during the accounting period covered by such financial statements.

3.               A review of the activities of Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period Borrower performed and observed all their obligations under the Loan Documents, and

[select one:]

[to the knowledge of the undersigned, during such fiscal period Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

--or--

[to the knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.               The financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate on and as of the date of this Compliance Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of ______________, _________.

BORROWER

[_____________________________}

By:
Name:
Title:

SCHEDULE 1
to the Compliance Certificate
($ in 000’s)

Statement Date: _________ ___, 20___

1.	Debt Service Coverage Ratio. A. Net Operating Income: B. Debt Service:	_____% $______________ $______________